EXHIBIT 10.135
                       Store Lease - International Gateway



                                  OUTLET CENTER
                                       AT
                              INTERNATIONAL GATEWAY
                                 OF THE AMERICAS


                                  A PROJECT BY

                         LANDGRANT DEVELOPMENT UNLIMITED

                                      WITH

                            TOYS INTERNATIONAL, INC.
                            a California corporation

                                   dba TOY CO.

                                TABLE OF CONTENTS
Article

1        Fundamental Lease Provisions
2        Premises; Site Plan
3        Term of Lease
4        Rental
5        Definition of "Net Sales"
6        Possession and Use; Utilities; Hazardous Materials
7        Taxes, Insurance and Title of Premises
8        Common Area
9        Mechanics' Liens
10       Tenant's Right to Make Improvements, Property, and Fixtures
11       Repairs, Maintenance
12       Indemnity and Insurance
13       Occupancy Transactions
14       Defaults by Tenant; Remedies
15       Defaults by Landlord; Remedies
16       Abandonment
17       Bankruptcy
18       Reconstruction
19       Condemnation
20       Sale or Mortgage by Landlord
21       Subordination; Attornment
22       Quiet Enjoyment
23       Holding Over
24       Limitation of Liability
25       Notices
26       General Provisions
27       Marketing
28       Conditions to Lease
         Exhibits


General Site Plan of the Property                                          A
Description and Use of the Premises                                        B
Provisions Relating to the Design and Construction of Tenant's Store       C
Guaranty of Lease                                                          D
Tenant's Estoppel Certificate                                              E
Sign Criteria                                                              F
Subordination Agreement                                                    G
Confirmation of Term of Lease                                              H

                                 LEASE AGREEMENT

     This   Lease   Agreement   ("Lease"),   effective   as  of   ____July   13,
________________________, 19 99 ("Effective Date"), is executed by and between the Landlord and Tenant identified below.

     IN CONSIDERATION OF THE RENTS AND COVENANTS hereinafter set forth, the Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises upon the following terms and conditions:

                                    ARTICLE 1

                          FUNDAMENTAL LEASE PROVISIONS

1.1      Parties

     Landlord: The Landlord of the Premises is LANDGRANT DEVELOPMENT UNLIMITED, a California corporation. All required notices and other communications shall be sent to: LandGrant Development Unlimited, 12625 High Bluff Drive, Suite 212, San Diego, California 92130. Telephone Number (619) 481-0094.

     Tenant: The Tenant of the Premises is: TOYS INTERNATIONAL, INC., a California corporation.

     Tenant shall do business under the trade name of: TOY CO.

     All required notices and other communications shall be sent to: Toys International, Inc., c/o Play Co. Toys, Inc., 550 Rancheros Drive, San Marcos, CA 92069, Attention: Rich Brady.

     Telephone Number: (760) 471-4505

     1.2 Premises

     The Premises made subject to this Lease shall be that certain space having approximately 10,000 square feet of Floor Area, commonly addressed as "to be determined," sometimes referred to as Store #172 and more particularly described in Exhibit B to this Lease. The Premises is located in the commercial center known as the INTERNATIONAL GATEWAY OF THE AMERICAS in the City of San Diego, County of San Diego, State of California (the "Property"). The Premises and the Property are illustrated on Exhibits A and A-1 to the Lease.

     1.3 Term

Lease Term:         Ten (10) years
Commencement Date:  [Section 3.1]
Rent Start Date:    [Section 4.1]
Expiration Date:
Other:              Two (2) five (5) year options [Addendum]

     1.4 Rent

     Minimum Annual Rental: The Minimum Annual Rental is One Hundred Seventy Five Thousand Dollars ($175,000.00), which is computed as $17.50 per square foot. Minimum Annual Rental is payable as stated in Section 4.1.

     Cost of Living Adjustments: Minimum Annual Rental shall be adjusted every twenty four (24) months of the initial Lease Term on the anniversary of the Commencement Date, and at the beginning of the first and third year of each Option Term, as follows:


         Initial Lease Term
                  Lease Year                3        $200,000.00                        ($20.00 per square foot)
                  Lease Year                5        $210,000.00                        ($21.00 per square foot)
                  Lease Year                7        $230,000.00                        ($23.00 per square foot)
                  Lease Year                9        $240,000.00                        ($24.00 per square foot)
         First Option
                  Option Year                1       $250,000.00                        ($25.00 per square foot)
                  Option Year                3       $280,000.00                        ($28.00 per square foot)
         Second Option
                  Option Year               1        $300,000.00                        ($30.00 per square foot)
                  Option Year               3        $330,000.00                        ($33.00 per square foot)

     Percentage Rental: Tenant shall pay six percent (6%) of the amount by which Tenant's Net Sales (as defined in Section 5.1) during a particular Lease Year (as defined in Section 4.5) exceeds the amount listed below for such Lease Year:

         Lease Years    1-2                 $2,500,000.00
         Lease Years    3-4                 $2,900,000.00
         Lease Years    5-6                 $3,000,000.00
         Lease Years    7-10                $3,335,000.00
         Option Years  1-2                  $3,833,333.00
         Option Years  3-10                 $4,333,333.00

     Additional Rental: Any and all sums of money or charges required to be paid by Tenant pursuant to the provisions of this Lease shall be paid as "Additional Rent" (for example: taxes, insurance, sweeping, etc.)

     1.5 Marketing Charge: $15,000.00 based on $1.50 per square foot per annum (Section 27.2, subject to annual increases per Section 27.3)

     Grand Opening Assessment: $10,000.00 based on $1.00 per square foot (Section 27.3).

     1.6 Security Deposit and First Month's Minimum Annual Rental

     Security Deposit: None.

     Prepaid Minimum Annual Rental: Tenant shall pay Fourteen Thousand Five Hundred Eighty Three and 33/100 Dollars ($14,583.33) upon the date Landlord delivers to Tenant the Notice of Substantial Completion (Section 3.2), and
Landlord shall apply such amount against the first month's payment of Minimum Annual Rental due hereunder.

     1.7 General Description of Tenant's Use of Premises

     Tenant shall be authorized to use the Premises only for those purposes stated in Exhibit B.

     1.8 Exhibits To Lease. The following drawings and special provisions are attached hereto as exhibits and made a part of this Lease:

         EXHIBIT A -                General site plan of the Property which Landlord and others intend to construct or cause to be constructed in whole or in part on real property located in the City,
                                    County and State described in Section 1.2 hereof.
         EXHIBIT B -                Description and Use of the Premises.
         EXHIBIT C -                Provisions Relating to the Design and Construction of Tenant's Store.
         EXHIBIT D -                Guaranty of Lease.
         EXHIBIT E -                Tenant's Estoppel Certificate
         EXHIBIT F -                Sign Criteria.
         EXHIBIT G -                Subordination Agreement
         EXHIBIT H -                Confirmation of Term of Lease

     1.8  Construction  of Lease  Provisions.  The foregoing  provisions of this
Article 1 summarize for convenience only certain key terms of the Lease delineated more fully in the Articles and Sections referenced therein. In the event of a conflict between the provisions of this Article 1 and the balance of the Lease, the latter shall control.

                                    ARTICLE 2

                               PREMISES; SITE PLAN

     2.1 Demise and Description. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, at the rental and upon the covenants and conditions hereinafter set forth, the commercial space referred to herein as the "Premises" and described in Exhibit B. The Premises shall be constructed in accordance with Exhibit C. Within sixty (60) days after the Premises are substantially complete, Landlord shall have the right but not the obligation to have Landlord's architect at Landlord's expense recalculate the Floor Area of the Premises, and if the calculation shows a deviation of more than one percent (1%) from the square footage specified in Exhibit B, and if Landlord accepts the calculation, the Lease shall be amended so as to reflect the actual Floor Area and corresponding Minimum Annual Rental and other amounts specified per square foot in Article 1, and other charges which are based on Floor Area. If Landlord chooses not to recalculate the Floor Area, then Tenant's architect at Tenant's expense may recalculate the Floor Area of the Premises, and if the calculation, as reasonably approved by Landlord's architect, shows a deviation of more than one percent (1%), from the square footage specified in Exhibit B, and if Landlord accepts the calculation, the Lease shall be amended as set forth above in this Section 2.1.

     2.2 Floor Area. The term "Floor Area" as used throughout this Lease shall mean and include the square footage of all areas for exclusive use and occupancy by any tenant of Landlord, measured from the exterior surface of building walls and extensions thereof, in the case of the perimeter of the Premises, and from the center line of demising partitions between the Premises and those adjacent tenants. In addition, in the case of a tenant operating a restaurant or other food service facility and utilizing outdoor seating areas, "Floor Area" shall include the square footage of such outdoor seating area. The Floor Area shall include, without limitation, restrooms, mezzanines, warehousing or storage areas, clerical or office areas and any employee areas.

     2.3 Site Plan; Relocation or Termination. Tenant acknowledges that the site plan of the Property illustrated on Exhibit A hereto is for purposes of convenience only, and that Landlord reserves the right, (a) in connection with the initial construction of improvements at the Property, or thereafter, to expand, reduce, remove, demolish, change, renovate or construct any existing or planned improvements at the Property, including the Premises; or (b) in determining the most beneficial configuration of tenant mix in connection with the initial development of the Property, to rearrange the location of various tenants including Tenant. Tenant further acknowledges that the Property as shown on Exhibit A hereto or any remodeling thereof may include a variety of uses as determined by Landlord including without limitation, retail, outlet-retail, office, government, hotel, convention, tourist, entertainment, service, transportation, education, or residential uses.

     If in connection with any of the above-described changes, Landlord determines that it is necessary that Tenant vacate the Premises or that the
Premises be altered in connection therewith, Landlord may require that Tenant surrender possession of the Premises, provided Landlord, in its sole and absolute discretion but subject to the terms of any mortgage or any other agreement affecting the Property, either (i) amends the Lease to lease Tenant other comparable premises within the Property on the same terms and conditions as those contained in the Lease for the balance of the remaining Lease Term, or
(ii) terminates the Lease and, if such termination occurs following Tenant's initial occupancy of the Premises, pays Tenant an amount equal to the yet unamortized net cost to Tenant of its Fixtures (as defined in Section 10.4) installed in the Premises, calculated using a straight-line amortization schedule and an amortization period equal to the Lease Term. The relocation of the Premises in accordance with clause (i) hereof or the payment of the consideration, if any, in accordance with clause (ii) hereof shall be Tenant's sole remedy in the event Tenant is required to surrender possession of the Premises as provided in this Section.

     In the event the Lease is terminated without entering into a new lease for comparable premises pursuant hereto, then Landlord shall return to Tenant any security deposit not applied pursuant to the terms hereof, and if such termination occurs prior to the Commencement Date of the Lease, shall return to Tenant the first month's rent, if any, paid by Tenant to Landlord hereunder. In the event of any such termination, neither party shall have any responsibility for acts, events or circumstances occurring subsequent to the date of termination unless such acts, events or circumstances are related to the performance or non-performance of such party's duties or obligations while a party to this Lease.

                                    ARTICLE 3
                                  TERM OF LEASE

     3.1 Definitions. This Lease shall be effective as of the "Effective Date" which is defined as the earlier of the date Landlord and Tenant execute the Lease or the date Tenant enters onto the Premises with Landlord's consent. The term of this Lease ("Lease Term") shall commence on the "Commencement Date" defined herein and shall continue thereafter for the period specified in Article 1, unless sooner terminated as hereinafter provided in this Lease. The "Commencement Date" means the first day of the month following the earlier of
(a) thirty (30) days after Landlord delivers to Tenant the Notice of Substantial Completion described in Section 3.2 or (b) the date Tenant opens for business, unless otherwise stipulated in Exhibit H. Except as otherwise specifically stated in this Lease or in any subsequent amendments hereto, the terms and conditions of this Lease shall remain in effect during any extension, renewal or holdover of the original Lease Term.

     3.2 Acceptance of the Premises. Landlord agrees to deliver to Tenant, and Tenant agrees to accept from Landlord, possession of the Premises forthwith upon substantial completion of the Premises as described in Exhibit C. The term "substantial completion of the Premises" is defined as the date Landlord notifies Tenant ("Notice of Substantial Completion") that the Premises are substantially complete to the extent of Landlord's Work as specified in Exhibit C to the point wherein Tenant's contractor may commence the construction of Tenant's Work as specified in Exhibit C, it being understood and agreed that Landlord may be unable to install or complete all items of Landlord's Work in advance of Tenant's Work. In such instance Tenant shall cause its contractor to cooperate with Landlord's contractor to complete Landlord's Work in a timely and efficient manner. Certification by Landlord's architect ("Project Architect") of the substantial completion of the Premises in accordance with said Exhibit C shall be conclusive and binding upon the parties hereto. Tenant shall commence the construction of Tenant's Work as described in Exhibit C promptly upon substantial completion of the Premises and shall diligently prosecute such construction to completion and shall open the Premises for business concurrently with the date specified for commencement of Minimum Annual Rental. Tenant acknowledges that the financial success of the Property depends, in part, on Tenant's opening the Premises for business contemporaneously with the initial opening of the Property and that Landlord's damages arising from Tenant's failure to do so are extremely difficult and impracticable to fix. Therefore, should Tenant fail to open the Premises for business upon the initial opening of the Property Landlord may, at its option, either terminate this Lease or require Tenant to pay to Landlord, upon receipt of invoice, the sum of Five Hundred Dollars ($500.00) per day for each day Tenant delays its opening after and including the initial opening date, which sum Tenant agrees is fair compensation to Landlord for said damages.

     Notwithstanding anything in this Lease to the contrary, Tenant shall not be required to initially open for business in the Premises until 240,000 square feet of Floor Area on the Property (including the Premises), or more, is leased (or sold) and estimated to be ready to open within forty-five days after Tenant opens for business. In the event less than 240,000 square feet of Floor Area of stores in the Project (including the Premises) are open for business within forty-five (45) days following the date Tenant opens for business in the Premises fully stocked, staffed and fixturized, then from and after the date which is 45 days following the date Tenant has so opened for business, the

Minimum Annual Rental set forth in Article 4, Section 4.1, and in Section 1.4 shall be abated until such time as there are open for business at least 240,000 square feet of Floor Area of stores in the Project (including the store occupied by Tenant). Notwithstanding the abatement of Minimum Annual Rental as aforesaid, Tenant shall pay all other charges called for in the manner provided for in this Lease except Minimum Annual Rental. The foregoing abatement shall in no event change or modify the Rent Start Date.

     3.3 Confirmation of Term of Lease; Initial Estoppel Certificate; and Certificate of Occupancy. Tenant will execute and deliver to Landlord within ten
(10) days after Tenant opens for business certificates substantially in the form of Exhibits E ("Tenant's Estoppel Certificate") and H (the "Confirmation of Term of Lease"). Tenant shall make such modifications to such certificates as may be necessary to make such certificates true and accurate, it being intended that any such statements may be relied upon by Landlord's mortgagee, prospective purchaser or land lessor of the Property. If Tenant fails to provide either certificate within ten (10) days after Landlord's request therefor, Tenant shall be deemed to have approved the contents of any such certificate submitted to Tenant by Landlord. Within the earlier of ten (10) days after completion of construction of Tenant's Work, as described in Exhibit C, or ten (10) days after Tenant's opening for business, Tenant shall deliver to Landlord the Certificate of Occupancy for the Premises issued by the appropriate governmental agency.

     3.4 Surrender of the Premises. Tenant will surrender possession of the Premises to Landlord at the expiration of the Lease Term or the earlier termination of this Lease.

                                    ARTICLE 4
                                     RENTAL

     4.1 Minimum Annual Rental. Tenant agrees to pay as rental for the use and occupancy of the Premises the Minimum Annual Rental specified in Article 1. Tenant shall pay said rental in twelve (12) equal monthly installments during each year, in advance, on the first day of each calendar month, without setoff, deduction, prior notice or demand, commencing on a date ("Rent Start Date") which shall be the earlier of (a) ninety (90) days after Landlord delivers to Tenant the Notice of Substantial Completion described in Section 3.2 or (b) the date Tenant opens for business, unless a different date is specified in Article 1 or Exhibit H. Should the rental period commence on a day other than the first day of a calendar month, then the rental for such first fractional month shall be computed on a daily basis for the period from the date of commencement to the end of such calendar month and at an amount equal to one three-hundred sixtieth (1/360th) of the said annual rental for each such day, and thereafter shall be computed and paid as aforesaid.

     4.2 Cost Of Living Adjustments to the Minimum Annual Rental. The Minimum Annual Rental provided for in Section 4.1 shall be subject to adjustment as stipulated in Section 1.4 as of each twelve month anniversary of the Commencement Date ("Adjustment Date") during the Lease Term. The following language shall be used only for adjustments referred to in Sections 13.6(a)(iii) and 27.2 hereof or elsewhere where specific reference is made to the Consumer Price Index.

     The base for computing the adjustment is the Consumer Price Index, Subgroup "Urban Consumers (CPI-U)," published by the United States Department of Labor, Bureau of Labor Statistics for San Diego, California (1982-84 = 100) ("Index"), published immediately prior to the Commencement Date ("Beginning Index"). If the Index for the period immediately prior to the Adjustment Date ("Extension Index") has increased over the Index published immediately prior to the Commencement Date (in the case of the first adjustment) or immediately prior to the last Adjustment Date (in the case of each succeeding adjustment) ("Comparison Index"), the Minimum Annual Rental for the following twelve month period (until the next rent adjustment) shall be the higher of: (a) the Minimum Annual Rental for the twelve-month period immediately preceding the Adjustment Date; or (b) the number which results by multiplying the Minimum Annual Rental in effect prior to the Adjustment Date by a fraction, the numerator of which is the Extension Index and the denominator of which is the Comparison Index. In no event shall the Minimum Annual Rental after any such adjustment be less than the Minimum Annual Rental in effect immediately preceding such adjustment.

     If the Index is changed so that the base year differs from that used as of the date immediately preceding the Commencement Date, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

     4.3 Operating Expenses. In addition to the Minimum Annual Rental described above, Tenant shall pay its pro rata share of Operating Expenses in the manner hereinafter set forth. It is understood and agreed that the phrase "Operating Expenses" as used herein shall mean all expenses in connection with the use, ownership, operation and maintenance of the Common Area (defined in Section 8.1 hereof), including without limitation all general maintenance and repairs deemed necessary by Landlord or as may be required by governmental authority; work performed by Landlord in accordance with Section 11.2; resurfacing; painting; restriping; cleaning; trash removal; snow and ice removal; sweeping and janitorial services; repair, maintenance and replacement of public toilets, music program equipment and loud speakers, floors, walls, ceilings, all roofs in the Property, skylights, windows, sidewalks, curbs, Property signs, sprinkler systems, planting and landscaping, directional signs, and other markers and bumpers; any fire protection, lighting, storm drainage and other utility services and systems including the maintenance of all HVAC systems serving the Property; and including all costs, charges, and expenses incurred by Landlord in connection with any change of company providing utility service; personnel to implement any of the foregoing services including, if Landlord deems necessary, the cost of security officers; all costs and expenses pertaining to security alarm systems; rental payments for parking structures, if any; public transit or carpooling facilities, if any; the operation of valet parking, if any; the administration and operation of a parking validation or parking charge program, including amounts paid to a third party contracted to operate the parking facilities, if any; all costs and personnel expenses of Landlord incurred in managing the Property; all taxes, assessments or fees imposed for any reason and levied on the improvements and land comprising said Common Area; all personal property taxes assessed for any reason and levied on any personalty for use of the Common Area; depreciation on maintenance and operating machinery and equipment (if owned) and rental paid for such machinery and equipment (if rented): public liability insurance for Landlord's operation at the Property; All Risk insurance covering the Common Area with earthquake and flood damage endorsements; all other insurance which Landlord is required or has the option to maintain pursuant to Section 12.2. With respect to Landlord's replacement, in accordance with this Section 4.3 of any capital item with a useful life in excess of five (5) years whose replacement cost exceeds Ten Thousand Dollars ($10,000.00), the Operating Expenses for each calendar year shall include, in lieu of the full amount of said replacement cost in any given year, at Landlord's option, either (a) an annual amount sufficient, on the basis of Landlord's experience or reasonable estimate, to establish in advance of the time for such replacement a reserve to fund said cost, or (b) the total payments of principal and interest owed for each year or partial year on any commercially reasonable loan which is fully amortized over said useful life that Landlord may obtain from a third party, or that Landlord may make itself, for the benefit of Tenant and all other tenants at the Property to finance said cost; provided, however, if Landlord shall make such a loan, Landlord shall charge interest on the basis of actual days elapsed compared to a 360-day year, compounded monthly, at a fixed rate which is the lesser of the maximum lawful rate or two percent (2%) above the annual rate of yield available at the time of replacement on a Treasury Note or Bond of the United States of America maturing at approximately the end of said useful life. In addition, the Operating Expenses shall include an amount payable to Landlord for accounting, bookkeeping and collection of the Operating Expenses equal to fifteen percent (15%) of the total of the aforementioned expenses for each calendar year. Landlord may cause any or all of said services to be provided by an independent contractor or contractors.

     4.4 Method of Payment of Operating Expenses. Portions of the Property are or will be owned or leased by Major Tenants or Pad Tenants. As used in this Lease, Major Tenants and Pad Tenants are the occupants of those certain buildings indicated on Exhibit A as "Major Tenants" and "Pad Tenants" or which may be consequently added, removed or redesignated by Landlord. The contributions of the Major Tenants and Pad Tenants toward the Operating Expenses shall be credited toward payment of the entirety of the Operating Expenses and the balance of such expenses shall be prorated in the following manner:

     (a) Commencing on a date which shall be the earlier of (a) thirty (30) days after Landlord delivers to Tenant the Notice of Substantial Completion or (b) the date Tenant opens for business, and continuing throughout the balance of the Lease Term, Tenant shall pay Landlord, on the first day of each calendar month, an amount estimated by Landlord to be Tenant's share of the Operating Expenses. The foregoing estimated monthly charge may be adjusted by Landlord at the end of any calendar quarter on the basis of Landlord's experience and reasonably anticipated costs.

     (b) Following the end of each calendar quarter or, at Landlord's option, each calendar year, Landlord shall furnish Tenant a statement covering the calendar quarter or year just expired, certified as correct by an authorized representative of Landlord, showing the total of the Operating Expenses, the amount of Tenant's share of the Operating Expenses for such calendar quarter or year, less the estimated monthly charges, with respect to such period, as set forth in subparagraph (a) above. If Tenant's share of the Operating Expenses exceeds Tenant's payments so made, Tenant shall pay Landlord the deficiency within ten (10) days after receipt of such statement. If said payments exceed Tenant's share of the Operating Expenses, Tenant shall be entitled to offset the excess against payments next thereafter due Landlord, as set forth in subparagraph (a) above. Tenant's share of the Operating Expenses for the previous calendar quarter or year shall be that portion of all such expenses equal to the proportion thereof which the number of square feet of Floor Area in the Premises bears to the total number of square feet of Floor Area of buildings in the Property which are occupied and open for business as of the commencement of such calendar quarter or year, exclusive of the Floor Area occupied by the Major Tenants and Pad Tenants. Tenant's share of the Operating Expenses for its first and/or last calendar quarter or year, as appropriate, shall be proportionately reduced to account for the Rent Start Date and expiration of the Lease Term occurring on other than the first and/or last day of the appropriate calendar quarter or year. Notwithstanding anything to the contrary in this Lease, beginning with the second full calendar year of the Lease Term and continuing for each subsequent year thereafter, Tenant's share of Operating Expenses, excluding insurance and taxes, shall not increase by more than five percent (5%) over Tenant's share of Operating Expenses, excluding insurance and taxes, in the immediately preceding calendar year.

     Notwithstanding anything herein to the contrary, Landlord may, in its sole and absolute discretion designate specific portions of the Property as "Special Use Zones" in which Operating Expenses which are specific to a particular group of tenants or occupants ("Special Zone Expenses") shall be excluded from Operating Expenses for the Property and paid by the tenants or occupants within said zone(s). By way of example, but without limitation, Landlord may, in its sole and absolute discretion designate a specific portion of the Common Area as a Special Use Zone to serve as facilities to accommodate the consumption of food and beverages by customers of food use tenants in the Property ("food court"). If Tenant is a food tenant and Landlord determines that Tenant's business reasonably benefits from the availability of the food court, Tenant shall pay, in addition to its share of Operating Expenses as provided hereinabove, Tenant's share of such Operating Expenses which are attributable solely to the operation and use of the food court for the previous calendar quarter or year. Tenant shall pay its proportionate share of Special Zone Expenses, if applicable, at the same time and in the same manner as Tenant is required to pay its pro rata share of Operating Expenses as provided hereinabove, and Tenant's proportionate share of all Special Zone Expenses shall be that proportion which the Floor Area of the Premises bears to the Floor Area of all tenants which have been designated by Landlord, in Landlor s sole discretion, as tenants which benefit from the expenses incurred with respect to that Special Use Zone, and which are occupied and open for business as of the commencement of each calendar quarter or, if reconciliations are only done annually, averaged for that calendar year.

     4.5 Percentage Rental. In addition to the Minimum Annual Rental and other sums hereinabove specified, Tenant shall pay as Percentage Rental the product of the percentage set forth in Section 1.4 multiplied by the amount by which Tenant's Net Sales (as the term "Net Sales" is defined in Section 5.1) made from or upon the Premises during each Lease Year exceeds the amounts listed in
Section 1.4 (hereinafter "Breakpoint") for such Lease Year (hereinafter "Percentage Rental"). "Lease Year" shall mean the twelve (12) consecutive calendar months commencing on the first day of the first full calendar month of the Lease Term, and thereafter with each succeeding anniversary thereof. If the Commencement Date is other than the first day of a calendar month, the first Lease Year shall include the period from the Commencement Date through the end of the month in which the Commencement Date occurs. "Option Years" shall mean Lease Years during the Option Term. Said Percentage Rental shall be computed each calendar month and, on or before the twentieth (20th) day of the calendar month immediately following the close of each calendar month, Tenant shall pay to Landlord the product of the percentage set forth in Section 1.4 multiplied by the amount by which Tenant's Net Sales made during such calendar month exceeds 1/12 of the Breakpoint listed in Section 1.4. Notwithstanding the foregoing, in the event at any time during the original Lease Term or any Option Term then in effect, Tenant is entitled to a full or partial abatement of Minimum Annual Rental pursuant to any provisions of this Lease, then the dollar amount of the Breakpoint shall be reduced in the same proportion that Minimum Annual Rental is so abated.

     On or before the first day of the first full calendar month following the first anniversary of the Commencement Date, and on each anniversary thereof, Tenant shall deliver to Landlord a statement certified by Tenant as accurate indicating the total Net Sales of Tenant during the immediately preceding Lease Year and the amounts paid to Landlord as Percentage Rental for such Lease Year; and thereupon an adjustment shall be made with respect to said rental as follows: If Tenant shall have paid to Landlord an amount greater than Tenant is required to pay as Percentage Rental for such Lease Year under the terms hereof, Tenant shall be entitled to a credit against Tenant's next payment of Percentage Rental for the amount of such overpayment; or, if Tenant shall have paid an amount less than the Percentage Rental required to be paid hereunder, then Tenant shall pay such difference to Landlord concurrently with Tenant's delivery of the annual statement.

     Notwithstanding anything to the contrary contained in this Lease, in the event that Tenant's Gross Sales during the fourth (4th) Lease Year do not equal or exceed One Million Five Hundred Thousand Dollars ($1,500,000.00), Landlord or Tenant may terminate this Lease by written notice to the other party which must be given, if at all, within the first ninety (90) days after the end of the fourth (4th) full Lease Year. Such termination shall be effective on the one hundred twentieth (120th) day after such notice is given. Upon termination of the Lease under the provisions of this Section 4.5, Tenant shall pay Landlord the unamortized cost of the Construction Allowance as set forth in Addendum to Exhibit C, amortized on a straight-line basis over the full Lease Term.

     4.6 Statement of Net Sales. Tenant agrees to furnish or cause to be furnished to Landlord a statement of Net Sales of Tenant within twenty (20) days after the close of each calendar month, and an annual statement, including a monthly breakdown of Net Sales within thirty (30) days after the close of each calendar year. Such statements shall include, among other appropriate items, Tenant's Gross Sales (as the term "Gross Sales" is defined in Section 5.1), and all deductions or exclusions therefrom and Tenant's Net Sales; such statements shall also include a statement of the number of transactions which generated the Gross Sales, and the estimated number of potential customers that entered Tenant's Premises during the time period(s) being reported, whether or not such potential customers actually made purchases from the Premises. Further, if, under "Use of Premises" in Exhibit B hereto, there is any limitation on the percentage of Gross Sales which may be generated from any particular item listed in said provision, Tenant shall specifically show the percentage of Tenant's total Gross Sales which was derived from the sale of such item(s). Such statements shall be signed by Tenant. Tenant shall record at the time of sale, in the presence of the customer, all receipts from sales or other transactions, whether cash or credit, in a cash register or registers having a sealed and continuous tape which cumulates and consecutively numbers all purchases. Tenant shall keep (a) full and accurate books of account and records in accordance with Generally Accepted Accounting Principles consistently applied, including, without limitation, a sales journal, general ledger, and all bank account statements showing deposits of Gross Sales revenue, (b) all such cash register receipts with regard to Gross Sales and Net Sales, credits, refunds and other pertinent transactions made from or upon the Premises (including the Gross Sales of any subtenant, licensee or concessionaire) and (c) detailed original records of any exclusions or deductions from Gross Sales (including any exclusions or deductions from Gross Sales of any subtenant, licensee or concessionaire). Such books, receipts and records shall be kept for a period of three (3) years after the close of each calendar year and shall be available for inspection and audit by Landlord and its representatives at the Premises at all times during regular business hours. In addition, upon request of Landlord, Tenant agrees to furnish Landlord a copy of Tenant's State and Local Sales and Use Tax Returns, if required in the State where the Property is situated. The receipt by Landlord of any statement or any payment of Percentage Rental for any period shall not bind it as to the correctness of the statement or the payment. Landlord shall, within three (3) years after the receipt of any such statement, be entitled to an audit of such Gross Sales and Net Sales (including the Gross Sales and Net Sales of any subtenant, licensee or concessionaire). Such audit shall be conducted either by Landlord or by a certified public accountant to be designated by Landlord during normal business hours at the principal place of business of Tenant. If it shall be determined as a result of such audit that there has been a deficiency in the payment of Percentage Rental, then such deficiency shall become immediately due and payable with interest at the rate specified in Section 14.7 from the date when said payment should have been made. In addition, if Tenant understates Net Sales by more than two percent (2%) and if Landlord is entitled to any additional Percentage Rental as a result of said understatement, or if such audit shows that Tenant has failed to maintain the books of account and records required by this Section so that Landlord is unable to verify the accuracy of Tenant's statement then Tenant shall pay to Landlord all reasonable costs and expenses (including all reasonable auditor and attorney fees) which may be incurred by Landlord in conducting such audit and collecting such underpayment, if any. If Tenant understates Net Sales by more than six percent (6%), then, in addition to Landlord's aforesaid rights, Landlord may terminate this Lease. Any information gained from such statements or inspection shall be confidential and shall not be disclosed other than to carry out the purposes hereof; provided, however, Landlord shall be permitted to divulge the contents of any such statements in connection with any contemplated sales, transfers, assignments, encumbrances or financing arrangements of Landlord's interest in the Premises or in connection with any administrative or judicial proceedings in which Landlord is involved where Landlord may be required to divulge such information.

     4.7 Additional Rent. Tenant shall pay, as Additional Rent, all sums of money required to be paid pursuant to the terms of this Lease, including, but not limited to those sums referenced in Articles 4, 6, 7, 8, 11 and 27, herein collectively referred to as "Additional Rent". If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless be collectible as Additional Rent with the next installment of Minimum Annual Rental thereafter falling due, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder or to limit any other remedy of Landlord. All amounts of Minimum Annual Rental and Additional Rent payable in a given month shall be deemed to comprise a single rental obligation of Tenant to Landlord.

     4.8 Failure to Pay Items Required Under Article 4. If Tenant fails to pay, when the same is due and payable, the Minimum Annual Rental or any Additional Rent, such unpaid amounts shall bear interest at the rate specified in Section
14.7 from the date due to the date of payment and computed on the basis of monthly compounding with actual days elapsed compared to a 360-day year. In addition to such interest, Tenant acknowledges that the late payment by Tenant of any monthly rental will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which costs being extremely difficult or impracticable to fix. Such costs and expenses will include, without limitation, administrative and collection costs, and processing and accounting expenses. Therefore, if any such installment is not received by Landlord from Tenant when due, Tenant shall immediately pay to Landlord a late charge of Four Hundred Dollars ($400.00). Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss caused by Tenant's nonpayment. Should Tenant pay said late charge but fail to pay contemporaneously therewith all unpaid amounts of Minimum Annual Rental and Additional Rent Landlord's acceptance of this late charge shall not constitute a waiver of Tenant's default with respect to such nonpayment by Tenant nor prevent Landlord from exercising all other rights and remedies available to Landlord under this Lease or under Law.

     4.9 Security Deposit. On or before the Effective Date, Tenant shall deposit with Landlord the sum specified in Article 1 as "Security Deposit". Said deposit shall be held by Landlord without liability for interest as security for the faithful performance by Tenant of all of its obligations under this Lease. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the prior written consent of Landlord and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord. If any of the rents herein reserved or any other sum payable by Tenant to Landlord shall be overdue and unpaid or should Landlord make payments on behalf of Tenant, or if Tenant shall fail to perform any of the terms of this Lease, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply said entire Security Deposit or so much thereof as may be necessary to compensate Landlord for Minimum Annual Rental or Additional Rent, loss or damage sustained by Landlord as a result thereof, and Tenant shall forthwith upon demand restore said Security Deposit to the original sum deposited. Should Tenant comply with all of said obligations and promptly pay all of the rentals as they fall due and all other sums payable by Tenant to Landlord, said Security Deposit shall be refunded in full to Tenant within forty-five (45) days after the expiration or earlier termination of the Lease Term. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to filing of such proceedings.

     Landlord may deliver the funds deposited hereunder by Tenant to the purchaser or assignee of Landlord's interest in the Premises in the event that such interest is transferred and thereupon Landlord shall be discharged from any further liability with respect to such Security Deposit, and this provision shall also apply to any subsequent transfer of Landlord's interest in the Premises.

                                    ARTICLE 5
                            DEFINITION OF "NET SALES"

     5.1 Net Sales. The term "Gross Sales" of Tenant, as used in this Lease, is defined to be the gross selling price of all merchandise or services sold in or from the Premises by Tenant, its subtenants, licensees and concessionaires, whether for cash or on credit and whether made by store personnel or by approved vending, video, pinball, or gaming machines or by electronic, telephonic, video, computer, or other technology-based system, whether existing now or developed in the future, located at the Premises or generating orders therefrom. The term "Net Sales" of Tenant, as used in this Lease, is defined to be Gross Sales excluding the following provided, however, that the below listed items shall only be deducted from Gross Sales if they were previously included in Gross Sales.

     (a) The selling price of all merchandise purchased at the Premises and returned by customers and accepted for full credit or the amount of discounts and allowances made thereon;

     (b) Goods returned to sources, or transferred to another store or warehouse owned by or affiliated with Tenant;

     (c) Sums and credits received in the settlement of claims for loss of or damage to merchandise;

     (d) The price allowed on all merchandise traded in by customers for credit or the amount of credit for discounts and allowances made in lieu of acceptance thereof;

     (e) Alteration workroom charges and delivery charges at Tenant's cost and collected separately from the selling price;

     (f) Interest, service or sales carrying charges or other charges, however denominated, paid by customers for extension of credit on sales and where not included in the merchandise sales price;

     (g) Receipts from public telephones, stamp machines, public toilet locks, or vending machines installed solely for use by Tenant's employees;

     (h) Sales taxes, so-called luxury taxes, consumers' excise taxes, gross receipts taxes and other similar taxes now or hereafter imposed upon the sale of merchandise or services, but only if collected separately from the selling price of merchandise or services and collected from customers;

     (i) Sales of fixture, equipment or property which are not stock in trade.

     All sales originating at the Premises shall be considered as made and completed therein, even though bookkeeping and payment of the account may be transferred to another place for collection and even though actual filling of the sale or service order and actual delivery of the merchandise may be made from a place other than the Premises. Each sale upon installments or credit shall be treated as a sale for the full cash price at the time of sale.

                                    ARTICLE 6
               POSSESSION AND USE; UTILITIES; HAZARDOUS MATERIALS

     6.1 Permitted Uses. Tenant shall use the Premises solely for the purposes and under the trade name specified in Exhibit B. Tenant shall at all times operate an outlet store which shall mean a retail store selling brand name merchandise sold in Tenant's full price retail stores, at least fifty percent (50%) of which shall be sold at discount prices, which shall mean prices that are at least twenty percent (20%) less than the prices charged by the majority of the retailers in the San Diego metropolitan area who sell the same or substantially similar merchandise at full retail markup. Tenant hereby acknowledges that Tenant has represented to Landlord that it will operate its business in the Leased Premises as one of the following (i) a factory direct outlet; or (ii) a discounter; or (iii) an off-price operation, selling all its merchandise at discount prices (as herein defined), and that such representation was a material inducement for Landlord to enter into this Lease with Tenant on the rental terms herein contained, which rental provisions are predicated on the typically lower profit margins of such businesses, as compared to those selling at full retail markup. Accordingly, in the event Tenant fails to sell its merchandise at discount prices on a continuous basis, Landlord shall have the right, upon ten (10) days written notice to Tenant to increase the Minimum Annual Rent set forth in Article 1 hereof and as may have been increased pursuant to other provisions of this Lease, by Two and 00/100ths Dollars ($2.00) per square foot of the Floor Area of the Premises. Within forty-five (45) days after the end of each calendar year (together with the annual statement of Net Sales) Tenant shall provide reasonable information that Tenant has sold substantially all of its merchandise at discount prices on a continuous basis. Landlord may, at its option, at any time and from time to time, obtain an independent study and review the prices charged by Tenant and the prices charged by the majority of retailers in the San Diego metropolitan area who sell the same or substantially similar merchandise as that sold in the Premises (herein "Study"), and Tenant shall permit Landlord, or Landlord's consultant for purposes of such study, access to the Premises and to Tenant's merchandise for such purpose. If a Study reveals that Tenant is failing or failed to sell its merchandise at discount prices on a continuous basis, Tenant shall pay Landlord's costs and expenses incurred for such Study. In the event the "Use of Premises" described in Exhibit B hereto permits the sale of merchandise that is not manufactured by Tenant, Tenant must either purchase any such merchandise directly from the manufacturer or obtain the express written authority, license, and/or other approval to sell such merchandise from the manufacturer.

     6.2 Duties and Prohibited Conduct. At Tenant's sole expense, Tenant shall procure, maintain and hold available for Landlord's inspection any governmental license or permit required for the proper and lawful conduct of Tenant's business. Tenant shall not use, or permit any person or persons to use, the Premises for the sale or display of pornography, drug-oriented paraphernalia, nudity, graphic violence or any goods and/or services which, in the sole discretion of Landlord, are inconsistent with the image of a community or family-oriented retail project. Tenant shall not use or suffer or permit any person or persons to use the Premises or any part thereof as a massage parlor, adult bookstore or second-hand store or to conduct an auction, distress, fire, bankruptcy or going-out-of business sale. Tenant shall not use the Premises for any use or purpose in violation of the laws of the United States of America, or the laws, ordinances, regulations and requirements of the State, County and City where the Property is situated, or of other lawful authorities. Tenant shall keep the Premises, and every part thereof, in a clean and wholesome condition, free from any objectionable noises, odors or nuisances, and shall comply with all health and police regulations in all respects. Tenant agrees that all trash and rubbish of Tenant shall be deposited only within receptacles provided by Landlord or those receptacles provided by Tenant and located in the areas designated by Landlord. If Tenant's permitted use includes the sale of and/or preparation of food: (a) Tenant shall at all times maintain a health department rating of "A" (or such other highest health department or similar rating as is available); and (b) in connection with Tenant's obligations under this Lease, Tenant shall be responsible for any and all matters related to Tenant's grease trap(s) including without limitation contracting with a qualified service company for routine cleaning and maintenance of any trap(s) and/or grease lines which serve Tenant. Tenant shall provide Landlord with a copy of any contract required hereunder within ten (10) days after the Commencement Date, and shall provide a copy of any subsequent contracts within ten (10) days after their execution.

     Tenant may not display or sell merchandise or place carts, portable signs, devices or any other objects outside the defined exterior walls or roof and no aerial or antenna shall be erected on the roof or exterior walls of the Premises without first obtaining, in each instance, the written consent of Landlord which consent Landlord may give, withhold, or condition, in Landlord's sole discretion. Any aerial or antenna so installed without such written consent shall be subject to removal without notice at any time, at Tenant's expense. In addition, Tenant shall not solicit or distribute materials in any manner in the Common Area of the Property.

     6.3 Operating Covenants. Tenant covenants and agrees that it will continuously and uninterruptedly from and after its initial opening for business operate and conduct within the Premises the business which it is permitted to operate and conduct under the provisions of this Lease, except while the Premises are untenantable by reason of fire or other casualty. Tenant further covenants to keep and maintain within and upon the Premises an adequate stock of merchandise and trade fixtures to service and supply the usual and ordinary demands and requirements of its customers. Tenant further agrees to have its window displays, exterior signs and exterior advertising displays adequately illuminated continuously during all hours on all days that Landlord in its sole and absolute discretion, determines to open the Property for business to the public.

     6.4 New  Locations.  Tenant agrees that it will not,  during the first five
(5) years after Tenant opens for business, directly or indirectly, operate or own any similar type of business (not so operated and owned on the Effective Date of this Lease) within a radius of three (3) miles from the location of the Premises. Without limiting Landlord's remedies in the event Tenant should violate this covenant, Landlord may, at its option and for so long as Tenant is operating said other business, include the net sales of such other business in the Net Sales made from the Premises for the purpose of computing the Percentage Rental due hereunder. Tenant will provide Landlord with a statement of Tenant's Net Sales, in accordance with the provisions of Section 4.6, for each such prohibited business location operated by Tenant in violation of the foregoing radius restriction. After the aforementioned period, Tenant may operate another business with the aforementioned radius provided: (a) Tenant gives Landlord written notice of its intention to operate such business and the location and anticipated opening date of such business and (b) within thirty (30) days of the date of said written notice, Landlord and Tenant shall enter into a written amendment to this Lease adjusting the Minimum Annual Rental payable under
Section 4.1. Said Minimum Annual Rental shall be adjusted as follows: from the statements of Net Sales as submitted by Tenant under Section 4.6, Landlord shall compute an amount which represents the highest amount of annual Percentage Rental paid or payable by Tenant under Section 4.5, during any consecutive twelve (12) month period occurring within the sixty (60) months immediately preceding said amendment, and this amount, if any, shall be added to the amount specified in Article 1 as Minimum Annual Rental, and this resulting sum shall thereafter be the Minimum Annual Rental payable hereunder. The effective date for payment of the adjusted Minimum Annual Rental shall be the first day of the calendar month following the opening of Tenant's other business.

     6.5 Deliveries. Tenant shall use its best efforts to complete, or cause to be completed, all deliveries, loading, unloading and services to the Premises prior to 10:00 a.m. of each day. Tenant shall attempt to prevent any delivery trucks or other vehicles servicing the Premises from parking or standing in front of, or at the rear of, the Premises from 10:00 a.m. to 9:00 p.m. of each day. Landlord reserves the right to regulate further the activities of Tenant with regard to deliveries and servicing of the Premises, and Tenant agrees to abide by such nondiscriminatory regulations of Landlord.

     6.6 Use of Name of Property. Tenant shall use the name of the Property in which the Premises are located in all Tenant's advertising in connection with Tenant's business at the Premises and for no other purpose, except with Landlord's consent. Tenant shall not have or acquire any property right or interest in the name of the Property. Landlord reserves the right to change the name, title, or address of the Property or the address of the Premises at any time, and Tenant waives all claims for damages caused by any such change.

     6.7 Utilities.

     (a) Definitions: For purposes hereof, "Utilities" shall mean the services of electricity, natural gas (if permitted by Landlord), sewage (including removal and treatment), water (including treatment and delivery), telephone service and other services such as satellite data transmission, telecommunications cell sites or antennas, cable systems and security systems, or technological successors thereto. Landlord shall make available for the Premises only those Utilities facilities set forth as Landlord's Work in Exhibit C hereto and shall have no obligation whatsoever to make any other Utilities facilities or services available for the benefit of Tenant.

     Tenant shall pay, as provided hereinafter, for any and all Utilities furnished to the Premises or otherwise for the benefit of Tenant except that Utilities in connection with the Common Area shall be paid by Tenant as a part of Tenant's pro rata share of Operating Expenses as more fully described in
Article 4 hereto. Landlord shall have the right, either in connection with Tenant's initial occupancy of the Premises, or from time to time throughout the Lease Term, beginning as of a date specified in written notice from Landlord to Tenant, to provide certain Utilities to the Premises, or to require Tenant to contract for Utility services with specific alternative service providers

("ASP"), provided, however, that the cost to Tenant of such Landlord-designated services shall not exceed the costs Tenant would have obtained directly from the local public utility company or, for Utilities not provided by a public utility company, the rate Tenant would be able to obtain on its own account. In either such event, Tenant shall use the Utilities or the Utility services designated by Landlord and shall not contract separately for the same without the prior written consent of Landlord which Landlord may grant or withhold in its sole and absolute discretion. Tenant shall install at its sole expense any separate meter required by Landlord or Tenant for any Utilities.

     In the event Landlord provides a Utility as provided hereinabove, Landlord shall reasonably determine Tenant's share of the Utility so provided, and such determination shall be used to calculate a "Utilities Charge" which Tenant shall pay to Landlord as described hereafter. So long as Landlord is reasonable in its determination of Tenant's share of the Utility, Tenant agrees that Landlord's determination shall be binding upon Tenant. Tenant shall arrange, at Tenant's sole cost and expense, for the local utility company to provide all Utilities not otherwise provided or designated by Landlord as provided herein.

     (b) Payment of the Utilities Charge. For any Landlord-provided Utilities, Tenant shall pay the Utilities Charge described hereinabove, on the first day of each month, in advance, as Additional Rent. Such charge shall include all expenses for the repair, maintenance and replacement, as necessary, of all meters, pipes, conduits, equipment, components and facilities used to deliver such Utilities to the Premises. Landlord shall initially estimate the amount of the Utilities Charge on the basis of a typical store layout comparable to Tenant's proposed use of the Premises and shall thereafter adjust such estimate from time to time as necessary, based on Landlord's experience and reasonably anticipated costs.

     At the end of each calendar or partial calendar year during the Lease Term, Landlord shall compare the total of all monthly estimated Utilities Charges paid by Tenant during said year with the total expenses incurred by Landlord in supplying Utilities to the Premises during said year. If said total expenses which shall constitute Tenant's actual Utilities Charge, exceed Tenant's total estimated payments therefor, Tenant shall pay Landlord the deficiency within ten
(10) days after notice from Landlord. If Tenant's total estimated payments exceed Tenant's actual Utilities Charge, Tenant shall offset such excess against Tenant's Utilities Charge(s) next due.

     (c) Access to the Premises. Tenant shall cooperate with Landlord, the local public utility company, and any alternate service provider at all times and shall allow Landlord, the local public utility company and any alternative service provider access, as reasonably necessary, to the Property's electric lines, feeders, risers, wiring, supply lines, transformers, pipes, conduits, ducts, penetrations, components, appurtenances, systems, machinery, facilities, installations, or other equipment used in or in connection with the Shopping Center for the generation or supply of Utilities.

     (d) Landlord Not Responsible for Interruption of Service. Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy or other Utility furnished to the Premises, or if the quantity or character of electric energy or other Utility supplied by the utility service provider or any ASP is no longer available or suitable for Tenant's requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease.

     6.8 Compliance with Exclusive License Agreements. Notwithstanding anything in this Lease to the contrary, Tenant expressly understands and agrees that Landlord intends to enter into various license agreements or other similar agreements with third parties to allow exclusive use of certain products or brand names that will be required to be sold within the Shopping Center (for example, but without limitation, Landlord may enter into an agreement that only specific brand name credit cards will be used throughout the Shopping Center). Tenant expressly agrees and acknowledges that Tenant's use of the Premises shall at all times be subject to any such third party agreements regardless of whether or not such agreements were entered into as of the Effective Date hereof. Landlord agrees that Landlord shall provide Tenant with at least thirty (30) days written notice prior to the date Tenant use will be affected by any such agreements.

     6.9 Hazardous Materials.

     (a) Definitions. As used herein, "Hazardous Materials Laws" means any and all federal, state or local laws, ordinances, rules, decrees, orders, regulations or court decisions relating to hazardous substances, hazardous materials, hazardous waste, toxic substances, environmental conditions on, under or about the Premises, or soil and ground water conditions, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended, Act, Cal. Water Code ss.13000, et. seq., any amendments to and any regulations promulgated pursuant to the foregoing, and any similar federal, state or local laws, ordinances, rules, decrees, orders or regulations. As used herein, "Hazardous Materials" means any chemical, compound, substance, pollutant, containment or other material that: (a) is defined as a hazardous substance, hazardous material, hazardous waste or toxic substance under any Hazardous Materials Law; or (b) is controlled or governed by any Hazardous Materials Law or gives rise to any reporting, notice or publication requirements thereunder.

     (b) Use. Tenant shall not allow any Hazardous Material to be used, generated, manufactured, released, stored or disposed of on, under or about, or transported from, the Premises or the Property, unless such use is: (a) specifically disclosed to and approved by Landlord in writing prior to such use;
(b) conducted in compliance with the provisions of this Section; and (c) conducted in compliance with the requirements and recommendations of Landlord's and Tenant's insurers based upon prudent industry practices regarding management of Hazardous Materials. Landlord may approve such use subject to reasonable conditions to protect the Premises and Landlord's interests. Notwithstanding the foregoing, Landlord hereby consents to Tenant's use, storage or disposal of products containing small quantities of Hazardous Materials, which products are of a type customarily found in offices and households (such as aerosol cans containing insecticides, toner for copies, paints, paint remover, and the like), provided that Tenant shall handle, use, store and dispose of such Hazardous Materials in a safe and lawful manner and shall not allow such Hazardous Materials to contaminate the Premises. If Landlord's consent is required for an assignment of the Lease or a sublease of the Premises, Landlord shall have the right to refuse such consent if, in Landlord's reasonable judgment, the possibility of a release of Hazardous Materials is materially increased as a result of the assignment or sublease or if Landlord does not receive reasonable assurances that the new tenant or subtenant has the experience and the financial ability to remedy a violation of Hazardous Materials and fulfill its obligations under this Section 6.9.

     (c) Compliance With Laws. Tenant shall strictly comply with, and shall maintain the Premises in compliance with, all Hazardous Materials Laws. Tenant shall obtain and maintain in full force and effect all permits, licenses and other governmental approvals required for Tenant's operations on the Premises under any Hazardous Materials Laws and shall comply with all terms and conditions thereof. At Landlord's request, Tenant shall deliver copies of, or allow Landlord to inspect, all such permits, licenses and approvals. Tenant shall, at Tenant's expense, perform any monitoring, investigation, clean-up, removal, detoxification, preparation of closure or other required plans and any other remedial work (collectively, "Remedial Work") required as a result of any release or discharge of Hazardous Materials affecting the Premises or the Property or any violation of Hazardous Materials Laws by Tenant or any assignee or sublessee of Tenant or their respective agents, contractors, employees, licensees or invitees. Landlord shall have the right to intervene in any governmental action or proceeding involving any Remedial Work, and to approve performance of the work, or, at Landlord's option, after reasonable notice to Tenant, to remedy any violation by Tenant and require reimbursement from Tenant for costs incurred by Landlord in connection with such remedy, in order to protect Landlord's interests.

     (d) Notice; Reporting. Tenant shall notify Landlord, in writing, within five (5) days after any of the following: (i) Tenant has knowledge, or has reasonable cause to believe that any Hazardous Material has been released, discharged or is located on, under or about the Premises, whether or not the Hazardous Material is in quantities that would otherwise be reportable to a public agency; (ii) Tenant receives any order of a governmental agency requiring any Remedial Work pursuant to any Hazardous Materials Laws; (iii) Tenant receives  any  warning,  notice of  inspection,  notice of  violation or alleged violation, or Tenant receives notice or knowledge of any proceeding, investigation or enforcement action, pursuant to any Hazardous Materials Laws; or (iv) Tenant receives notice or knowledge of any claims made or threatened by any third party against Tenant or the Premises relating to any loss or injury resulting from Hazardous Materials. Tenant shall deliver to Landlord copies of all test results, reports, spill prevention plans, and business or management plans required to be filed with any governmental agency pursuant to any Hazardous Materials Laws; however, Landlord shall have no obligation to review the same nor shall Landlord have any liability as to the adequacy of any actions taken by Tenant.

     (e) Termination/Expiration. Upon termination or expiration of this Lease, Tenant shall, at its sole expense, remove any equipment, improvements or storage facilities utilized in connection with any Hazardous Materials and shall clean up, detoxify, repair and otherwise restore the Premises to a condition free of Hazardous Materials.

     (f) Indemnity. Tenant shall indemnify, protect, defend and hold Landlord (and its partners and their respective officers, directors, employees and agents) harmless from and against any and all claims, costs, expenses, suits, judgments, actions, investigations, proceedings and liabilities arising out of or in connection with any breach of any provisions of this Section or directly or indirectly arising out of the use, generation, storage, release, disposal or transportation of Hazardous Materials by Tenant, or any sublessee or assignee of Tenant, or their respective agents, contractors, employees, licensees, or invitees, on, under or about the Premises during the Lease Term, including, but not limited to, all foreseeable and unforeseeable consequential damages and the cost of any Remedial Work. Neither the consent by Landlord to the use, generation, storage, release, disposal or transportation of Hazardous Materials nor the strict compliance with all Hazardous Materials Laws shall excuse Tenant from Tenant's indemnification obligations pursuant to this Section. The foregoing indemnity shall be in addition to and not a limitation of the indemnification provisions of Section 12.1 of the Lease. Tenant's obligations pursuant to this Section shall survive the termination or expiration of the Lease.

                                    ARTICLE 7
                     TAXES, INSURANCE, AND TITLE OF PREMISES

     7.1 Title of Premises.  Tenant  acknowledges  that as of the Effective Date
the  Premises  are  subject  to  the  following:   (a)  covenants,   conditions,
restrictions, easements, mortgages or deeds of trust, any ground lease of record, any rights-of-ways of record, and any other matters or documents of record, (hereinafter referred to collectively as "CC&R's"), provided, however, that the CC&R's shall not prevent Tenant from using the Premises for the purposes specifically described in Exhibit B: (b) any law, statute, ordinance, regulation, rule, requirement and order, court decision, or procedural requirement of any governmental authority; and (c) general and special taxes not delinquent. As to its leasehold estate, Tenant and all persons in possession thereof will conform to and will not violate the terms of the aforementioned CC&R's or said matters of record. Except as permitted by this Lease, from and after the Effective Date, Tenant and all persons in possession of the Premises, shall not encumber the Premises, whether involuntarily or otherwise. Tenant acknowledges that any first mortgagee or first deed of trust trustee or beneficiary has the right to subordinate at any time its interest in this Lease and the leasehold estate to that of Tenant, without Tenant's consent.

     Tenant acknowledges that this Lease is subordinate to the CC&R's and any amendments or modifications thereof. Notwithstanding the foregoing, if the CC&R's are not of record as of the Effective Date, then this Lease shall automatically become subordinate to the CC&R's upon recordation of said CC&R's, and Tenant further agrees to execute and return to Landlord, within ten (10) days after written demand therefor by Landlord, an agreement in recordable form (substantially in the form of Exhibit G) subordinating this Lease to said CC&R's.

     7.2 Property Taxes and Insurance. Tenant agrees to pay, or cause to be paid before delinquency, in the manner provided in Article 4, any and all (i) insurance maintained by Landlord on the Premises under Article 12.2; (ii) taxes, assessments, license fees, and public charges levied, assessed, or imposed, or which may become payable during the term upon the Premises, the underlying realty, and upon any fixtures, furniture, appliances, and personal property installed or located on the Premises; (iii) transfer, transaction, sales, rental, gross receipts, license or similar taxes or charges measured by rent received by Landlord. Landlord shall, after receipt of any tax bill or other notice of tax due on Premises, furnish Tenant with a copy of such bill or notice. Tenant shall pay all of such taxes when due and, on demand, shall furnish to Landlord receipts evidencing such payment. Alternatively, at Landlord's option, Landlord may collect estimated monthly payments for insurance and taxes payable by Tenant hereunder, concurrently with and in the manner provided for Operating Expenses pursuant to Article 4. Taxes for first and last years shall be prorated between Landlord and Tenant.

                                    ARTICLE 8
                                  COMMON AREA

     8.1 Definition Of Common Area. The term "Common Area" shall include all improved and unimproved areas within the boundary of the Property which are made available from time to time for the general use, convenience, and benefit of Landlord, other persons entitled to occupy any portion of the Property and/or their customers, patrons, employees, and invitees, including, without limitation, streets, driveways, all parking areas and structures, truckways, delivery passages, loading doors, sidewalks, ramps, open and closed courts and malls including food court seating areas, landscaped and planted areas, exterior stairways, and retaining and decorative walls and planters. The Common Area shall also include any public transportation facilities, and landscaped areas and off-site areas which must be maintained by the Property owners pursuant to governmental conditions of approval of subdivision and/or development of the Property. Landlord reserves the right to install kiosks and other free-standing structures within the Common Area, providing any such change does not materially affect ingress, egress, parking or visibility of the Premises. Landlord also reserves the right to make changes at any time and from time to time in the size, shape, location, number and extent of the Common Area, or any of them, and no such change shall entitle Tenant to any abatement of rent.

     8.2 Operation and Maintenance of the Common Area. Landlord shall keep, or cause to be kept, said Common Area in a neat, clean and orderly condition, properly lighted and landscaped, and shall repair, maintain or replace all equipment and facilities thereof as Landlord shall deem necessary. Landlord may cause any or all of the services concerning the Common Area to be provided by an independent contractor(s) or by an affiliate(s) of Landlord. In the event Landlord does not maintain all of the areas in the Property because a Major Tenant or Pad Tenant maintains its respective Common Area, then, for the length of time such condition may exist, Landlord's responsibility shall be to maintain and repair only those portions of the Common Area not maintained by the Major Tenants or Pad Tenants, and Operating Expenses shall not include expenses paid separately by such Major Tenants and Pad Tenants.

     8.3 Control of Common Area. Landlord shall at all times have the right and privilege of determining the nature and extent of the Common Area, whether the same shall be surface, underground or multiple-deck, and of making such changes therein and thereto from time to time which in its opinion are deemed to be desirable and for the best interest of all persons using said Common Area, including the location and relocation of driveways, entrances, exits, automobile parking spaces, the direction and flow of traffic, installation of prohibited areas, landscaped areas, utilities and all other facilities thereof.

     Should Landlord acquire or obtain the use of additional land not shown as part of the Property on Exhibit A and make the same available for parking or other Common Area purposes, then the "Operating Expenses" shall also include all costs and expenses referred to in Section 4.3 which are incurred and paid in connection with said additional land.

     Landlord shall at all times after the Effective Date have the sole and exclusive control of the Common Area, including, without limitation, the right to lease space within the Common Area to tenants for the sale of merchandise and/or services and the right to permit advertising displays, educational displays and entertainment in the Common Area. Landlord shall also have the right at any time and from time to time to exclude and restrain any person from use or occupancy thereof, excepting, however, bona fide customers, patrons and service suppliers of Tenant and other tenants of Landlord who make use of said areas in accordance with the rules and regulations established by Landlord from time to time with respect thereto in accordance with Section 8.4. The rights of Tenant with respect to the Common Area shall at all times be subject to the rights of Landlord, the other tenants of Landlord and the other owners of the Property to use the same in common with Tenant. It shall be the duty of Tenant to keep all of the Common Area free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operation and to permit the use of any of the Common Area only for normal parking and ingress and egress by the said customers, patrons and service suppliers to and from the building occupied by Tenant.

     If in the opinion of Landlord unauthorized persons are using any of the Common Area by reason of the presence of Tenant in the Premises, Tenant, upon demand of Landlord, shall enforce Landlord's right to exclude or restrain all such unauthorized persons by appropriate proceedings. Nothing herein shall affect the rights of Landlord at any time to remove any such unauthorized persons from the Common Area or to restrain said persons from using any of said areas.

     8.4 Rules and Regulations. Tenant shall abide by the rules and regulations governing the Property which Landlord, in its sole discretion, may establish and/or amend from time to time for the proper and efficient operation and/or maintenance of the Common Area (including any enclosed mall or parking structure) or any portion thereof. Such rules and regulations may specify, without limitation, when the Common Area (including any enclosed mall or parking structure) shall be open for use and when and where Tenant and its employees may park their vehicles in the Common Area.

     8.5 Employee Parking. Employees of Tenant shall not park their automobiles in those automobile parking areas of the Common Area which Landlord may from time to time designate for use by patrons of the Property. At all times Landlord shall have the right to designate, or change the designation of, the particular parking area to be used by any or all of such employees. Tenant and its employees shall park their cars only in those portions of the Common Area, if any, designated for that purpose by Landlord. Tenant shall furnish Landlord with the automobile license numbers of Tenant and Tenant's employees within fifteen
(15) days after taking possession of the Premises and shall thereafter notify Landlord of any changes thereto within five (5) days after such change occurs. If Tenant or its employees fail to park their cars in the designated parking areas, Landlord may charge Tenant Ten Dollars ($10.00) per car per day for each day or partial day that any car is parked in any area other than those designated; provided, however, Landlord agrees to give Tenant written notice of the first violation of this provision. Tenant shall have two (2) days thereafter within which to correct the violation; if said violation is not corrected within said two-day period, then the aforesaid fine shall be levied and Tenant shall pay the same. After notice of such first violation, no prior notice of any subsequent violation shall be required. All amounts due under provisions of this paragraph shall be payable by Tenant within ten (10) days after demand by Landlord.

     8.6 Security Officers. Tenant acknowledges that if Landlord provides security officers for the Common Area, Landlord does not represent, guarantee or assume responsibility that Tenant will be secure from any claim, demand, investigation, proceeding, action, suit, judgment, award, fine, lien, loss, damage, expense, liability, charge or cost of any kind or character (including attorney fees and court costs) relating to such security officers. Landlord shall have no obligation to hire, maintain or provide such services, which may be withdrawn or changed at any time with or without notice to Tenant or any other person and without liability to Landlord.

     8.7 Validated Parking. Tenant specifically acknowledges and agrees that Landlord may, in Landlord's sole discretion. establish and amend from time to time a parking validation program for the parking lot and any parking structures on the Property (collectively "parking area"). Said parking validation program may include such rules and regulations as established by Landlord. It is expressly understood and agreed that the operator(s) of the parking areas shall, in said operator's sole and absolute discretion, determine the amount of parking fees and further shall have no obligation whatsoever to provide a special fee structure for Tenant's employees or to provide parking for Tenant's employees.

                                    ARTICLE 9
                                MECHANICS' LIENS

     9.1 Mechanics' Liens. Tenant agrees that it will pay, or cause to be paid, all costs for work done by it, or caused to be done by it, on the Premises, and Tenant will keep the Premises free and clear of all mechanics' liens and other such liens on account of work done for Tenant or persons claiming under Tenant. Tenant agrees to and shall indemnify, defend and hold Landlord harmless from any and all liability, loss, damage, costs, attorney fees and all other expenses on account of claims of lien of laborers or materialmen or others for work performed or materials or supplies furnished for Tenant or persons claiming under Tenant.

     9.2 Contest of Lien. If Tenant shall desire to contest any claim of such mechanics' lien, it shall furnish Landlord adequate security for the value or in the amount of the claim, plus estimated costs and interest, or a bond of a responsible corporate surety in such amount, conditioned on the discharge of the lien. If a final judgment establishing the validity or existence of a lien for any amount is entered, Tenant shall immediately pay and satisfy the same.

     9.3 Right to Cure. If Tenant shall be in default in paying any charge for which a mechanics' lien claim and suit to foreclose the lien have been filed, and shall not have given Landlord security to protect the property and Landlord from liability for such claim of lien, Landlord may (but shall not be so required to) pay said claim and any costs, and the amount so paid, together with reasonable attorney fees incurred in connection therewith, shall be immediately due and owing from Tenant to Landlord, and Tenant shall pay the same to Landlord with interest at the rate specified in Section 14.7 from the dates of Landlord's payments.

     9.4 Notice of Lien. Should any claim of lien be filed against the Premises or any action against the Premises or any action affecting the title to such property be commenced, the party receiving notice of such lien or action shall forthwith give the other party written notice thereof.

     9.5 Notice of Nonresponsibility. Landlord or its representatives shall have the right to go upon and inspect the Premises at all reasonable times and shall have the right to post and keep posted thereon notices of nonresponsibility or such other notices which Landlord may deem to be proper for the protection of Landlord's interest in the Premises. Tenant shall, before the commencement of any work which might result in any such lien, give to Landlord written notice of its intention to do so in sufficient time to enable posting of such notices.

                                   ARTICLE 10
                      TENANT'S RIGHT TO MAKE IMPROVEMENTS;
                         PERSONAL PROPERTY; AND FIXTURES

     10.1 Improvements. At Tenant's own expense, after giving Landlord notice in writing of its intentions to do so and without limiting Tenant's right to remove and/or replace Personal Property in accordance with Article 10, Section 10.3, Tenant may, from time to time after completion of all work in accordance with Exhibit C, make such permanent and nonstructural alterations, replacements, additions, changes, and/or improvements (collectively referred to in this Lease as "Improvements") to Tenant's Work previously completed in accordance with Exhibit C or to prior Improvements as Tenant may find necessary or convenient for its purposes, provided that the value of the Premises is not thereby diminished; provided, however, no Improvements costing in excess of Twenty-Five Hundred Dollars ($2,500.00) may be made without obtaining the prior written approval of Landlord. In addition, no Improvements shall be made to any storefront, mechanical, electrical or plumbing systems, the exterior walls or roof of the Premises, nor shall Tenant erect any mezzanine or increase the size of same, if one be initially constructed, without obtaining the prior written approval of Landlord. In no event shall Tenant make or cause to be made any penetration into or through the roof or floor of the Premises without obtaining the prior written approval of Landlord. Tenant agrees to reimburse Landlord for all costs and expenses (including, without limitation, any architect and/or engineer fees) incurred by Landlord in approving or disapproving Tenant's plans for Improvements. Tenant shall be liable for and shall indemnify and defend Landlord and other tenants at the Property from any claim, demand, lien, loss, damage or expense, including reasonable attorney fees and costs, arising from any Improvements permitted under this Article 10. Within thirty (30) days after completing its Improvements, Tenant shall certify to Landlord in writing Tenant's actual cost of constructing its Improvements.

     10.2 Construction Requirements. All Improvements to be made to the Premises which require the approval of Landlord shall be made under the supervision of a competent architect or licensed structural engineer and made in accordance with plans and specifications prepared in conformity with the structural, mechanical, electrical, design and quality standards, requirements and/or criteria specified in Exhibit C and approved in writing by Landlord before commencement of the work. In the event that Tenant retains a contractor to construct its Improvements, Tenant shall comply with the provisions of Exhibit C, "Tenant's Use of a Contractor Other than Landlord's Contractor". All work with respect to any Improvements must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. Upon completion of such work, Tenant shall have recorded in the office of the County Recorder where the Property is located a Notice of Completion, as required or permitted by law, and Tenant shall deliver to Landlord, within ten (10) days after completion of said work, a copy of the building permit with respect thereto. Upon the expiration or earlier termination of this Lease, such Improvements shall not be removed by Tenant but shall become a part of the Premises. Any such Improvements shall be performed and done strictly in accordance with the laws and ordinances relating thereto. In performing the work of any such Improvements, Tenant shall have the work performed in such a manner as not to obstruct access to the premises of any other tenant in the Property.

     10.3 Personal Property. All of Tenant's trade fixtures, furniture, furnishings, signs and other personal property not permanently affixed to the Premises (collectively referred to as "Personal Property" in this Lease) must be new when installed in, or attached to, the Premises by Tenant. Subject to the provisions of Section 10.5, any such Personal Property shall remain the property of Tenant. Provided Tenant is not in default under the terms of this Lease, Tenant shall have the right to remove any or all of its Personal Property which it may have stored or installed in the Premises, including, without limitation, counters, shelving, showcases, mirrors and other movable Personal Property, so long as Tenant shall immediately replace the same with similar Personal Property of comparable or better quality, except Tenant shall not be obligated to replace such Personal Property at the expiration or earlier termination of this Lease. Tenant shall, at its expense, immediately repair any damage occasioned to the Premises by reason of the removal of any such Personal Property.

     10.4 Fixtures. Tenant's Improvements (as described in Section 10.1) and Tenant's Work (as described in Exhibit C) are collectively referred to in this Lease as "Fixtures" and shall become the property of Landlord upon expiration or earlier termination of this Lease; provided, however, that if Landlord so requests, Tenant shall remove the same prior to the expiration or earlier termination of the Lease and shall repair all damage to the Premises or the Property caused by such removal. Tenant shall not, however, be required to remove pipes and wires concealed in floors, walls or ceilings, provided that Tenant properly cuts and caps the same, and seals them off in a safe, lawful and workmanlike manner, in accordance with Landlord's reasonable requirements and all applicable building codes. If Tenant does not remove any Fixtures when requested by Landlord to do so, Landlord may remove the same and repair all damage caused thereby, and Tenant shall pay to Landlord the cost of such removal and repair immediately upon demand therefor by Landlord, plus fifteen percent (15%) of the cost of such removal to reimburse Landlord for its administrative expense. Tenant's obligation to observe or perform this covenant shall survive the expiration or termination of this Lease.

     10.5 Landlord's Security Interest. [Intentionally Deleted.]

     10.6 Personal Property Taxes. Tenant shall pay before delinquency all taxes (including sales and use taxes), assessments, license fees and public charges levied, assessed or imposed upon its business operation as well as upon its merchandise, Fixtures and Personal Property. In the event any such items of property are assessed with property of Landlord, then, and in such event, such assessment shall be divided between Landlord and Tenant to the extent that Tenant shall pay only its equitable portion of such assessment.

     10.7 Signs and Lighting. Tenant may, at its expense, erect on the Premises such signs and provide such exterior lighting as shall be provided for in the plans and specifications for the improvements mutually approved under and contained in Exhibit F. The Tenant shall not thereafter erect or maintain any other or additional signs or any other exterior lighting on the Premises without the prior written approval and consent of Landlord. In the event that Landlord develops new sign criteria in connection with a remodel of the Property , Tenant shall, within sixty (60) days after receipt of written notice of new sign criteria, at Tenant's expense, replace existing signs with new signs which conform to the new criteria.

                                   ARTICLE 11
                              REPAIRS; MAINTENANCE

     11.1 Tenant's Obligations. Tenant agrees at all times from and after delivery of the Premises, at its own cost and expense, to repair, maintain in good and tenantable condition and replace, as necessary, the Premises and every part thereof (except that portion of Premises to be maintained by Landlord under
Section 11.2), including, without limitation, the following: all meters, pipes, conduits, equipment, components and facilities (whether or not within the Premises) that supply the Premises exclusively with Utilities, specifically including the repair and replacement of the HVAC system, but excluding the maintenance of the HVAC system (except as the appropriate utility company has assumed these duties) all Fixtures and other equipment installed in the Premises; all exterior and interior glass installed in the Premises; all signs, lock and closing devices; all interior window sashes, casements and frames; doors and door frames (except for the painting of the exterior surfaces thereof); floor coverings; and all such items of repair, maintenance, alteration, improvement or reconstruction as may be required at any time or from time to time by a governmental agency having jurisdiction thereof. All replacements made by Tenant in accordance with this Section 11.1 shall be of like size, kind and quality to the items replaced and shall be subject to Landlord's approval. Upon surrender of the Premises, Tenant shall deliver the Premises to Landlord in good order, condition and state of repair, but shall not be responsible for damages resulting from ordinary wear and tear, insured casualty losses covered by Section 18.4 of this Agreement, or any items of repair covered by Section 11.2.

     11.2 Landlord's Obligations. Subject to Sections 4.3 and 11.1, Landlord shall repair, maintain in good and tenantable condition and replace, as necessary, the roof, exterior walls, structural parts of the Premises (including the structural floor) and all meters, pipes, conduits, equipment, components and facilities that supply the Premises with Utilities on a nonexclusive basis
(except as the appropriate utility company has assumed these duties); in addition, Landlord shall maintain (but shall not be required to repair or replace) the HVAC system provided, however, that Landlord shall have the option, but shall not be required, to make repairs necessitated by reason of the negligence of Tenant or anyone claiming under Tenant, or by reason of Improvements made by Tenant or anyone claiming under Tenant, or by reason of breaking and entering of the Premises. In the event that Landlord makes such repairs necessitated by the negligence of Tenant or anyone claiming under Tenant, Tenant shall pay as Additional Rent Landlord's costs plus fifteen percent (15%) of such costs for overhead, within fifteen (15) days after presentation of a statement therefor. As used in this Article 11, "exterior walls" shall include exterior surfaces of storefronts, window sashes, casements and frames. Exterior walls shall specifically exclude exterior and interior glass. It is understood and agreed that Landlord shall be under no obligation to repair, replace or maintain the Premises or the mechanical equipment exclusively serving the Premises at any time, except as this Lease expressly provides. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not in any way be liable to Tenant for failure to make repairs as herein specifically required of it unless Tenant has previously notified Landlord, in writing, of the need for such repairs and Landlord has failed to commence and complete said repairs within a reasonable period of time following receipt of Tenant's written notification.

     11.3 Tenant's Failure to Maintain. If Tenant refuses or neglects to repair, replace, or maintain the Premises, or any part thereof, in a manner reasonably satisfactory to Landlord, Landlord shall have the right, upon giving Tenant reasonable written notice of its election to do so, to make such repairs or perform such maintenance on behalf of and for the account of Tenant. In such event, Tenant shall pay the cost of such work as Additional Rent promptly upon receipt of an invoice therefor.

     11.4 Right to Enter. Tenant agrees to permit Landlord, or its authorized representatives, to enter the Premises at all times during usual business hours to inspect the same, to perform its duties under Section 11.2, and to perform any work therein (a) that may be necessary to comply with any laws, ordinances, rules or regulations of any public authority, the Insurance Service Office or any similar body, (b) that Landlord may deem necessary to prevent waste or deterioration in connection with the Premises if Tenant does not make, or cause to be made, such repairs or perform, or cause to be performed, such work promptly after receipt of written demand from Landlord, and (c) that Landlord may deem necessary in connection with the expansion, reduction, remodeling or renovation of any portion of the Property. Nothing herein contained shall imply any duty on the part of Landlord to do any such work which, under any provision of this Lease, Tenant may be required to do, nor shall Landlord's performance of any repairs on behalf of Tenant constitute a waiver of Tenant's default in failing to do the same. No exercise by Landlord of any rights herein reserved shall entitle Tenant to any compensation, damages or abatement of rent from Landlord for any injury or inconvenience occasioned thereby. If Landlord makes or causes any such repairs to be made or performed, as provided for herein, Tenant shall pay the cost thereof to Landlord, as Additional Rent, promptly upon receipt of an invoice therefor, except for that work as provided in subparagraph
(c) of this Section 11.4 which shall be at the sole cost and expense of Landlord.

                                   ARTICLE 12
                             INDEMNITY AND INSURANCE

     12.1 Indemnity by Tenant. Landlord shall not be liable for, and Tenant shall indemnify, hold harmless and defend Landlord from any claim, demand, liability, judgment, award, fine, mechanics' lien or other lien, loss, damage, expense, charge or cost of any kind or character (including actual attorney fees and court costs) arising directly or indirectly from (a) any labor dispute involving Tenant or its contractors and agents or (b) the construction, repair, alteration, improvement, use, occupancy or enjoyment of the Premises or any other portion of the Property by Tenant, Tenant's assignees and/or subtenants and their respective contractors, agents, licensees or invitees (hereinafter referred to as "Claims"), including without limitation, Claims caused by the sole or concurrent negligent act or omission, whether active or passive, of Landlord or its agents; provided, however, Tenant shall have no obligation to defend or indemnify Landlord from Claims made by Tenant which are covered by the public liability insurance Landlord is required to carry pursuant to Section 12.2, or caused by the willful or criminal act of Landlord or its agents.

     12.2 Landlord's Insurance Obligation. At all times from and after the Effective Date, Landlord shall maintain in effect a policy or policies of insurance providing protection for the following liabilities and/or risks: (a) public liability for bodily injury and property damage arising from Landlord's ownership and/or operation of the Property with coverage limits at least equal to those Tenant is required to maintain in accordance with Section 12.3 (a), and
(b) any peril, in Landlord's sole discretion, insurable under an All Risk policy covering the building of which the Premises are a part, exclusive of any item insured by Tenant pursuant to Section 12.3 (e), in an amount which is the greater of eighty percent (80%) of its full replacement cost (exclusive of the cost of excavations, foundations and footings) or such amount as Landlord's mortgagee or beneficiary may require Landlord to maintain. Landlord's obligation to carry the All Risk insurance provided for in this Section 12.2 may be satisfied by inclusion of said building within the coverage of any so-called blanket policy or policies of insurance carried and maintained by Landlord, provided that the coverage afforded will not be reduced or diminished by reason of the use of such blanket policies of insurance. Landlord may, at Landlord's sole discretion, maintain during the Lease Term, at Tenant's expense, a policy of rental income insurance covering a period of one year, with loss payable to Landlord in an amount equal to one year's Minimum Annual Rental plus estimated property taxes, insurance premiums, and Operating Expenses payable by Tenant.

     12.3 Tenant's Insurance Obligation. Tenant further covenants and agrees that from and after the earlier of substantial completion of the Premises or Tenant's entry onto the Premises with Landlord's consent, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

     (a) PUBLIC LIABILITY. Comprehensive general liability insurance for bodily injury and property damage with coverage limits of not less than Two Million Dollars ($2,000,000) combined each occurrence and in the aggregate insuring against any and all liability of the insured with respect to said Premises or arising out of the maintenance, use or occupancy thereof; if Tenant is permitted to sell alcoholic beverages pursuant to the provisions of this Lease, such liability insurance shall specifically include liquor liability insurance covering consumption of alcoholic beverages by customers of Tenant. All such bodily injury liability insurance and property damage liability insurance shall specifically insure Tenant's performance of the indemnity provisions of this Lease, but the amount of such insurance shall not limit Tenant's liability nor relieve Tenant of any obligation hereunder.

     (b) WORKER'S COMPENSATION. Statutory amount of workers' compensation insurance required by the State in which the Property is located for the benefit of Tenant's employees.

     (c) PLATE GLASS.  Insurance  covering  full  replacement  cost of all plate
glass  on  the  Premises.   Tenant  shall  have  the  option  either  to  insure
commercially or to self-insure the risk.

     (d) EQUIPMENT. Machinery insurance on all air conditioning equipment and systems exclusively serving the Premises. If said equipment and the damage it may cause are not covered by Tenant's "All Risk" insurance (as specified in subparagraph (e), below), then the insurance specified in this subparagraph (d) shall be in an amount not less than One Hundred Thousand Dollars ($100,000). If Tenant requires boilers or other pressure vessels to serve the Premises, they shall also be insured in the amount required by this subparagraph (d).

     (e) TENANT'S IMPROVEMENTS. Insurance covering Tenant's (1) merchandise, (2) "Fixtures" as defined in Article 10, Section 10.4), including the items specified as "Tenant's Work" in Exhibit C, (3) "Improvements" (as defined in
Article 10, Section 10.1), permitted under Article 10, and (4) "Personal Property" (as defined in Article 10, Section 10.3) from time to time, in, on or upon the Premises, in an amount not less than ninety percent (90%) of their full replacement cost from time to time after the Effective Date, providing protection against any peril included within the classification "All Risk," including, without limitation, coverage for sprinkler and flood damage and theft. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Article 18.

     All policies of insurance provided for herein shall be issued by insurance companies with a general policyholder's rating of not less than A and a financial rating of not less than Class X as rated in the most current available "Best's" Insurance Reports, qualified to do business in the State where the Property is located. All such policies shall be issued in the name of the Landlord, Landlord's property manager, Tenant, and Landlord's mortgagees or beneficiaries, which policies shall be for the mutual and joint benefit and protection of Landlord, Landlord's property manager, Tenant and said mortgagees or beneficiaries. Executed copies of such policies of insurance or certificates thereof shall be delivered to Landlord within ten (10) days after the earlier of delivery of the Premises, or Tenant's entry onto the Premises with Landlord's consent, and thereafter copies of renewal policies or certificates thereof shall be delivered to Landlord within thirty (30) days prior to the expiration of the term of each such policy. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All policies of insurance delivered to Landlord must contain a provision that the company writing said policy will give to Landlord twenty (20) days' notice in writing in advance of any cancellation, lapse, reduction or other adverse change respecting such insurance. All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with or secondary to coverage which Landlord may carry.

     Tenant's obligations to carry the insurance provided for above may be satisfied by inclusion of the Premises within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant; provided, however, that Landlord and Landlord's mortgagees or beneficiaries shall be named as additional insureds thereunder as their interests may appear and that the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policies of insurance, and provided further that the requirements set forth herein are otherwise satisfied. Tenant agrees to permit Landlord at all reasonable times to inspect any policies of insurance of Tenant which Tenant has not delivered to Landlord.

     12.4 Mutual Waivers of Rights. Landlord (for itself and its insurer, and to the extent and on condition that Tenant carries and maintains the insurance at all times required under Section 12.3) hereby waives any rights, including rights of subrogation, and Tenant (for itself and its insurer, and to the extent and on the condition that Landlord carries and maintains the insurance at all times required under Section 12.2) hereby waives any rights, including rights of subrogation, each may have against the other, and Tenant (for itself and its insurer) hereby waives any rights, including rights of subrogation, it may have against any of the parties to the CC&R's referred to in Article 7 and against other tenants of the Property (provided such other tenants have waived such rights against Tenant) for compensation of any loss or damage occasioned to

Landlord or Tenant, as the case may be, with regard to their respective property, the Premises, its contents or portions of the Property, arising from any risk generally covered by All Risk insurance Landlord and Tenant shall carry and maintain under Section 12.2 and 12.3. Each party shall cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party in connection with any damage covered by such policy. The foregoing waivers shall be operative only so long as available in the State where the Property is located and so long as no policy is invalidated thereby.

     12.5 Insurance Use Restrictions. Tenant agrees that it will not carry any stock or goods or do anything in or about the Premises which will in any way tend to increase the insurance rates upon the building of which the Premises are a part. Tenant agrees to pay to Landlord forthwith upon demand the amount of any increase in premiums charged to Landlord for insurance carried by Landlord pursuant to Section 12.2, which increase results from Tenant's violation of the foregoing restrictions, irrespective of whether Landlord shall have consented to Tenant's act. If Tenant installs any electrical equipment which overloads the electrical lines, Tenant shall at its own expense make all changes to its Premises and install any fire extinguishing equipment and/or other safeguards that Landlord's insurance underwriters or applicable fire, safety and building codes and regulations may require. Nothing herein contained shall be deemed to constitute Landlord's consent to such overloading.

                                   ARTICLE 13
                             OCCUPANCY TRANSACTIONS

     13.1 Definitions. As used in this Article 13, the following definitions shall apply:

     (a) "Transfer" means any voluntary, unconditional and present (i) assignment of some or all of Tenant's interest, rights and duties in the Lease and the Premises, including Tenant's right to use, occupy and possess the Premises, or (ii) sublease of Tenant's right to use, occupy and possess the Premises, in whole or in part;

     (b) "Encumbrance" means any conditional, contingent or deferred assignment, sublease or conveyance voluntarily made by Tenant of some or all of Tenant's interest, rights or duties in the Lease or the Premises, including Tenant's right to use, occupy or possess the Premises, in whole or in part, including, without limitation, any mortgage, deed of trust, pledge, hypothecation, lien, franchise, license, concession or other security arrangement;

     (c) "Change of Control" means the transfer by sale, assignment, death, incompetency, mortgage, deed of trust, trust, operation of law, or otherwise of any shares, voting rights or ownership interests which will result in a change in the identity of the person or persons exercising, or who may exercise, effective control of Tenant, unless such change results from the trading of shares listed on a recognized public stock exchange and such trading is not for the purpose of acquiring effective control of Tenant. If Tenant is a private corporation whose stock becomes publicly held, the transfers of such stock from private to public ownership shall not be deemed a Change of Control;

     (d) "Occupancy Transaction" means any Transfer, Encumbrance, Change of Control, or other arrangement whereby the identity of the person or persons using, occupying or possessing the Premises changes or may change, whether such change be of an immediate, deferred, conditional, exclusive, nonexclusive, permanent or temporary nature; and

     (e)  "Transferee"  means  the  proposed  assignee,  sublessee,   mortgagee,
beneficiary, pledgee or other recipient of Tenant's interest, rights or duties in this Lease or the Premises in an Occupancy Transaction.

     13.2 Restrictions.

     (a) Tenant shall not make or consent to any Encumbrance without the prior written consent of Landlord, which Landlord may grant or withhold in its sole and absolute discretion.

     (b) Tenant shall not enter into, or consent to, an Occupancy Transaction, other than an Encumbrance, without first procuring Landlord's written consent, which Landlord shall not withhold unreasonably; provided, however, that by way of example and without limitation, the parties agree it shall be reasonable for Landlord to withhold its consent if any of the following situations exist or may exist:

     (i) The Transferee's contemplated use of the Premises following the proposed Occupancy Transaction conflicts with the "Use of Premises" portion of Exhibit B;

     (ii) In Landlord's reasonable business judgment, the Transferee lacks sufficient business reputation or experience to operate a successful business of the type and quality permitted under the Lease;

     (iii) In Landlord's reasonable business judgment, the present net worth of the Transferee is less than the greater of (i) the net worth of Tenant, plus the net worth of the Guarantor, if any, at the Effective Date or (ii) the net worth of Tenant, plus the net worth of the Guarantor, if any at the date of Tenant's request for consent;

     (iv) In Landlord's reasonable business judgment, the Percentage Rental under Article 4, Section 4.5, that Landlord reasonably anticipates receiving from the Transferee is less than that which Landlord has received from Tenant; or

     (v) The proposed Occupancy Transaction would breach any covenant of Landlord respecting radius, location, use or exclusivity in any other lease, financing agreement, or other agreement relating to the Property.

     13.3 Condition Precedent. Tenant shall not have the right or power to request or enter into an Occupancy Transaction if Tenant shall be in default of Tenant's obligations under the provisions of any other lease of real property in any property owned (in whole or in part) or managed by Landlord or any partner of Landlord, including any parent, subsidiary, affiliate or successor-in-interest thereof.

     13.4 Procedures. Should Tenant desire to enter into an Occupancy Transaction, Tenant shall give notice thereof to Landlord by requesting in writing Landlord's consent to such transaction at least sixty (60) days before the effective date of any such transaction and shall provide Landlord with the following:

     (a) The full particulars of the proposed transaction, including its nature, effective date, terms and conditions, and copies of any offers, draft agreements, subleases, letters of commitment or intent, and other documents pertaining to such proposed transaction;

     (b) A description of the identity, net worth and previous business experience of the Transferee, including, without limitation, copies of Transferee's latest income, balance sheet and change-of-financial-position statements (with accompanying notes and disclosures of all material changes thereto) in audited form, if available, and certified as accurate by the Transferee;

     (c) Any further information relevant to the transaction which Landlord shall have requested within fifteen (15) days after receipt of Tenant's request for consent; and

     (d) A statement that Tenant intends to consummate the transaction if Landlord consents thereto. Should Tenant fail to make said written request in accordance with the requirements set forth in this Section 13.4, Tenant's failure shall constitute a material breach of this Lease which Landlord, in its sole discretion, may deem curable in the following manner. Within ten (10) days of Landlord's written demand, Tenant shall make said written request in accordance with subparagraphs (a), (b), (c), and (d) above and shall pay Landlord the sum of three percent (3%) of the then Minimum Annual Rental as liquidated damages for Tenant's breach. The parties agree that said sum represents a reasonable estimate of Landlord's damages sustained by reason of Tenant's breach, which damages are extremely difficult or impracticable to fix. Landlord's acceptance of said sum together with Tenant's late notice shall cure Tenant's breach of the notice requirement of this Section 13.4 but shall not waive Tenant's default, if any, with respect to any other provision of this
Article 13. Notwithstanding the foregoing, any request for, or entry into, an Occupancy Transaction which has not met with the notice provisions set forth in this Section 13.4 shall be of no force or effect until Landlord's consent has been obtained in accordance with this Article 13.

     Within thirty (30) days after receipt of Tenant's request for consent, Landlord may respond as follows:

     (e) Consent to the Occupancy Transaction, subject to Section 13.6 below;

     (f) Refuse to consent to the Occupancy Transaction; or

     (g) Refuse to consent to the Occupancy Transaction and, at any time thereafter, notify Tenant that Landlord shall terminate this Lease on ten (10) days' written notice to Tenant unless Tenant has rescinded its request for consent within five (5) days of receipt of Landlord's notice of termination.

     13.5 Documentation and Expenses. Each Occupancy Transaction to which Landlord has consented shall be evidenced by an instrument made in such written form as is satisfactory to Landlord and executed by Tenant and Transferee. By such instrument, Transferee shall assume and promise to perform the terms, covenants and conditions of this Lease which are obligations of Tenant. Unless expressly released in writing by Landlord, Tenant shall remain fully liable to perform its duties under the Lease following the Occupancy Transaction. Tenant shall, on demand of Landlord, reimburse Landlord for Landlord's reasonable costs, including legal fees, incurred in obtaining advice and preparing documentation for each Occupancy Transaction to which Landlord has consented.

     13.6 Consideration to Landlord.

     (a) In the event Landlord shall consent to an Occupancy Transaction, the Minimum Annual Rental specified in Article 1 shall be increased on the effective date of such transaction to the highest of:

     (i) The minimum or base rental payable by the Transferee to the Tenant;

     (ii) An amount equal to the total of the Minimum Annual Rental plus Percentage Rental required to be paid by Tenant pursuant to this Lease during the twelve (12) month period immediately preceding such transaction;

     (iii) The Minimum Annual Rental specified in Article 1 for the first year of the Lease Term increased in accordance with Section 4.2 hereof (with no minimum or maximum increase as may be provided elsewhere) using the Rent Start Date as the Commencement Date, and the effective date of the Occupancy Transaction as the Adjustment Date; or

     (iv) Such Minimum Annual Rental as Landlord shall determine (on a pro rata square footage basis) is the prevailing "market rent" for the Premises by averaging the Minimum Annual Rentals obtained by Landlord from the three (3) most recent comparable tenants to lease space in the Property.

     In no event shall the Minimum Annual Rental, as adjusted, be less than the Minimum Annual Rental specified in Article 1.

     (b) In the event Landlord consents to an Occupancy Transaction, Tenant shall pay Landlord any and all consideration received by Tenant in such transaction (other than for the purchase of Tenant's Personal Property as defined in Article 10, Section 10.3) to the extent that such consideration exceeds the unamortized book value of Tenant's Fixtures (as defined in Article 10, Section 10.4) which Tenant paid for and intends to convey to Transferee, depreciated on a straight-line basis over the Lease Term.

     (c) Landlord and Tenant agree that Tenant's payment of the adjusted Minimum Annual Rental and the consideration set forth in Sections 13.6 (a) and (b) shall result from the occurrence of a permitted Occupancy Transaction, which is a condition subsequent to the execution of this Lease, and that said payment shall not be a condition precedent to Landlord's agreement to consent to said Occupancy Transaction.

     13.7 Nullity. Any purported Occupancy Transaction consummated in violation of the provisions of this Article 13 shall be null and void and of no force or effect.

                                   ARTICLE 14
                          DEFAULTS BY TENANT; REMEDIES

     14.1 Events of Default. The occurrence of any of the following shall constitute a default by Tenant and a breach of this Lease:

     (a) Failing or refusing to pay any amount of Minimum Annual Rental or Additional Rent when due in accordance with the provisions of this Lease;

     (b) Failing or refusing to occupy and operate the Premises in accordance with the provisions of this Lease;

     (c) Failing or refusing to perform fully and promptly any covenant or condition of this Lease, other than those specified in subparagraphs (a) and (b) above, the breach of which Tenant is capable of curing after reasonable notice from Landlord; or

     (d) Maintaining, committing or permitting on the Premises waste, a nuisance, or use of the Premises for an unlawful purpose; entering into an Occupancy Transaction contrary to the provisions of Article 13; or understating Gross Sales by more than six percent (6%), as set forth in Article 5, Section 5.1; failing to remain open for business on any occasion during a given year of the Lease Term in which Tenant has received three (3) or more notices pursuant to subparagraph (b) of Section 14.2; and committing any other breach of the Lease which is not capable of cure.

     14.2 Notices. Following the occurrence of any of the defaults specified in subparagraphs (a), (b) and (c) of Section 14.1, Landlord shall give Tenant, and any subtenant, a written notice specifying the nature of the default and the provisions of this Lease breached and demanding that Tenant, and any subtenant, either fully cure each such default within the time period specified in the correspondingly lettered subparagraphs below or quit the Premises and surrender the same to Landlord:

     (a) For nonpayment of Minimum Annual Rental or Additional Rent, five (5) days;

     (b) For a curable default, a reasonable period not to exceed thirty (30) days, provided, however, that if such default cannot be cured within said time period, Tenant shall be deemed to have cured such default if Tenant so notifies Landlord in writing, commences cure of the default within said time period, and thereafter diligently and in good faith continues with and actually completes said cure; and

     (c) With regard to those noncurable defaults specified in subparagraph (d) of Section 14.1, Landlord shall give Tenant, and any subtenant, a written notice specifying the nature of the default and the provisions of this Lease breached and Landlord shall have the right to demand in said notice that Tenant quit the Premises within five (5) days.

     To the extent permitted by applicable State law, the time periods provided in this Section 14.2 for cure of Tenant's defaults under this Lease or for surrender of the Premises shall be in lieu of, and not in addition to, any similar time periods described by applicable State law as a condition precedent to the commencement of legal action against Tenant for possession of the Premises.

     14.3 Landlord's Rights and Remedies. Should Tenant fail to cure within the time periods specified in Section 14.2 any default specified in subparagraph
(a), (b) or (c) of Section 14.1, or fail to quit the Premises in accordance with subparagraph (c) of Section 14.2 with respect to any default specified in subparagraph (d) of Section 14.1, Landlord may exercise any of the following rights without further notice or demand of any kind to Tenant or any other person, except as required by applicable State law:

     (a) The right of Landlord to terminate this Lease and Tenant's right to possession of the Premises and to reenter the Premises, take possession thereof and remove all persons therefrom, following which Tenant shall have no further claim thereon or hereunder;

     (b) The right of Landlord, without terminating this Lease and Tenant's right to possession of the Premises, to reenter the Premises and occupy the whole or any part thereof for and on account of Tenant and to collect any unpaid rentals and other charges, which have become payable, or which may thereafter become payable; or

     (c) The right of Landlord, even though it may have reentered the Premises, in accordance with subparagraph (b) of this Section 14.3, to elect thereafter to terminate this Lease and Tenant's right to possession of the Premises.

     Should Landlord have reentered the Premises under the provisions of subparagraph (b) of this Section 14.3, Landlord shall not be deemed to have terminated this Lease, the liability of Tenant to pay rental or other charges thereafter accruing, or Tenant's liability for damages under any of the provisions hereof, by any such reentry or by any action, in unlawful detainer or otherwise, to obtain possession of the Premises, unless Landlord shall have notified Tenant in writing that it has so elected to terminate this Lease and Tenant's right to possession. Tenant further covenants that the service by Landlord of any notice pursuant to the unlawful detainer statutes of the State where the Property is located and the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of, or at any time subsequent to, the serving of such notice and such election is evidenced by a written notice to Tenant) be deemed to be a termination of this Lease. In the event of any reentry or taking possession of the Premises as aforesaid, Landlord shall have the right, but not the obligation, to remove therefrom all or any part of the merchandise, Fixtures or Personal Property located therein and to place the same in storage at a public warehouse at the expense and risk of Tenant. The rights and remedies given to Landlord in this
Section 14.3 shall be additional and supplemental to all other rights or remedies which Landlord may have under laws in force when the default occurs.

     14.4 Landlord's Damages. Should Landlord terminate this Lease and Tenant's right to possession of the Premises, pursuant to the provisions of subparagraph
(a) or (c) of Section 14.3 or the provisions of Article 17, Section 17.1, Landlord may recover from Tenant as damages, all of the following:

     (a) The worth at the time of award of any unpaid rental that had been earned at the time of such termination;

     (b) The worth at the time of award of the amount by which the unpaid rental that would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided;

     (c) The worth at the time of award of the amount by which the unpaid rental for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided;

     (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, any costs or expense incurred by Landlord in (i) retaking possession of the Premises, including reasonable attorney fees therefor, (ii) maintaining or preserving the Premises after such default, (iii) preparing the Premises for reletting to a new tenant, including repairs or alterations to the Premises for such reletting, (iv) leasing commissions, and (v) any other costs necessary or appropriate to relet the Premises; and

     (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State where the Property is located.

     As used in subparagraphs (a) and (b) of the Section 14.4, the "worth at the time of award" is computed by allowing interest at the maximum rate allowed by the usury or similar law, if any, of the State in which the Property is located. As used in subparagraph (c) of this Section 14.4, "the worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

     All rental, other than Minimum Annual Rental shall, for the purposes of calculating any amount due under the provisions of subparagraph (c) of this
Section 14.4, be computed on the basis of the average monthly amount thereof accruing during the immediately preceding sixty (60) month period, except that, if it becomes necessary to compute such rental before such a sixty (60) month period has occurred, then such rental shall be computed on the basis of the average monthly amount hereof accruing during such shorter period.

     14.5 Fixtures and Personal Property. Without limitation to Landlord's rights under Article 10, in the event of Tenant's default, all of Tenant's merchandise, Fixtures and Personal Property shall remain on the Premises and, continuing during the length of said default, Landlord shall have the right to take the exclusive possession of same and to use the same free of rent or charge until all defaults have been cured or, at its option, to require Tenant to remove same forthwith.

     14.6 No Waiver. The waiver by Landlord of any breach of any term, covenant or condition contained in this Lease shall not be deemed to be a waiver of such term, covenant or condition of any subsequent breach thereof, or of any other term, covenant or condition contained in this Lease. Landlord's subsequent acceptance of partial rental or performance by Tenant shall not be deemed to be an accord and satisfaction or a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease or of any right of Landlord to a forfeiture of the Lease by reason of such breach, regardless of Landlord's knowledge of such preceding breach at the time of Landlord's acceptance. No term, covenant or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing and signed by Landlord.

     Notwithstanding anything to the contrary contained in this Article 14, Tenant waives (to the fullest extent permitted under law) any written notice (other than such notice as this Article 14 specifically requires) which any statute or law now or hereafter in force prescribes be given Tenant.

     14.7 Interest. Any amounts due from Tenant under the provisions of this Lease which are not paid when due shall bear interest at the rate of two percent (2%) over the prime rate charged from time to time by Wells Fargo Bank (San Diego office), but not to exceed the maximum rate which Landlord is permitted by law to charge.

                                   ARTICLE 15
                         DEFAULTS BY LANDLORD; REMEDIES

     15.1 Defaults by Landlord. If Landlord shall neglect or fail to perform or observe any of the terms, covenants, or conditions contained in this Lease on its part to be performed or observed within thirty (30) days after written notice of default or, when more than thirty (30) days shall be required because of the nature of the default, if Landlord shall fail to proceed diligently to cure such default after written notice thereof, then Landlord shall be liable to Tenant for any and all damages sustained by Tenant as a result of Landlord's breach; provided, however, it is expressly understood and agreed that (a) any money judgment resulting from any default or other claim arising under this Lease shall be satisfied only out of the current rents, issues, profits and other income Landlord receives from its operation of the Property, net of all current operating expenses, liabilities, reserves and debt service associated with said operation ("Net Income" for purposes of this Article 15 only), (b) no other real, personal or mixed property of Landlord, wherever located, shall be subject to levy on any such judgment obtained against Landlord, (c) if such Net Income is insufficient to satisfy such judgment, Tenant will not institute any further action, suit, claim or demand, in law or in equity, against Landlord for or on the account of such deficiency, and (d) such neglect or failure shall not constitute consent by Landlord for Tenant to perform or observe such terms, covenants or conditions at Landlord's expense. Tenant hereby waives, to the extent permitted under law, any right to satisfy said money judgment against Landlord except from Net Income. The term "Landlord" for purposes of this
Article 15 only shall mean any and all partners, whether general or limited, if any, which comprise Landlord.

     15.2 Mortgagee Notice and Right to Cure. If the Premises or any part thereof are at any time subject to any mortgage or deed of trust and this Lease or the rentals due from Tenant hereunder are assigned to the mortgagee or trust deed holder ("Mortgagee"), Tenant agrees to give each Mortgagee, by registered mail, a copy of any notice of default served upon Landlord, provided that Tenant has been previously notified in writing of the address of such Mortgagee. Tenant further agrees that if Landlord fails to cure such default within the time provided for in this Lease, then the Mortgagee shall have an additional thirty
(30) days within which to cure such default, or if such default cannot reasonably be cured within that time, then such additional time as may be necessary if, within said 30-day period, any Mortgagee has commenced and is diligently pursuing the remedies necessary to cure the default (including but not limited to commencement of foreclosure proceedings if necessary to affect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued. If and when the Mortgagee has made performance on behalf of Landlord, such default shall be deemed cured.

                                   ARTICLE 16
                                   ABANDONMENT

     16.1 Abandonment Prohibited. Tenant shall not vacate or abandon the Premises at any time during the term of this Lease nor permit the Premises to remain unoccupied for a period of longer than five (5) consecutive days during the Term of this Lease. If Tenant shall abandon, vacate or surrender the Premises, or be dispossessed by process of law, or otherwise, any Personal Property or Fixtures belonging to Tenant and left on the Premises shall, at the option of Landlord, be deemed abandoned. In such case, Landlord may dispose of said Personal Property in any manner provided by the laws of the state in which the Property is located and is hereby relieved of all liability for doing so. Further, in the event Landlord desires that Fixtures installed by Tenant be removed, Landlord shall have the right to remove said Fixtures and to charge Tenant fifteen percent (15%) of the cost of such removal to reimburse Landlord for its administrative expense. These provisions shall not apply if the Premises should be closed and business temporarily discontinued therein on account of strikes, lockouts, or similar causes beyond the reasonable control of Tenant.

                                   ARTICLE 17
                        BANKRUPTCY; INVOLUNTARY TRANSFERS

     17.1 Right of Termination. Should any of the following events occur, Landlord may terminate this Lease and any interest of Tenant therein, effective with the commencement of the event:

     (a) Proceedings are instituted whereby all, or substantially all, of Tenant's assets are placed in the hands of a receiver, trustee or assignee for the benefit of Tenant's creditors, and such proceedings continue for at least thirty (30) days;

     (b) Any creditor of Tenant institutes judicial or administrative process to execute on, attach or otherwise seize any of Tenant's merchandise, Fixtures or Personal Property, located on the Premises and Tenant fails to discharge, set aside, exonerate by posting a bond, or otherwise obtain a release of such property within thirty (30) days;

     (c) A petition is filed for an order of relief under the Federal Bankruptcy Code or for an order or decree of insolvency or reorganization or rearrangement under any state or federal law, and is not dismissed within thirty (30) days;

     (d) Tenant makes a bulk sale of all, or substantially all, of Tenant's merchandise, Fixtures or Personal Property located on the Premises, except in accordance with Article 10, Section 10.1, or except in a permitted Occupancy Transaction under Article 13, and fails to replace the same with similar items of equal or greater value and utility within three (3) days; or

     (e) Tenant's net worth, determined in accordance with generally accepted accounting principles consistently applied, decreases, at any time during the Lease Term, below Tenant's net worth as of the date of execution of this Lease; or

     (f) Any of the foregoing events occurs with respect to any Guarantor of this Lease.

     Landlord may require Tenant to deliver periodic financial statements and other information reasonably required by Landlord in order to verify Tenant's current net worth. If a court of competent jurisdiction determines that any of the foregoing events is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession), and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the difference between the rent (or other consideration) paid in connection with such transfer and the rent payable by Tenant hereunder. Any assignee pursuant to the provisions of any bankruptcy law shall be deemed without further act to have assumed all of the obligations of the Tenant hereunder arising on or after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption. This is a lease of real property in a shopping center within the meaning of Section 365(b)(3) of the Bankruptcy Code, 11 U.S.C. ss.101 et. seq.

     17.2 Request for Information. Within ten (10) days after Landlord's request therefor, Tenant or Guarantor of this Lease shall provide Landlord and Landlord's mortgagee or proposed mortgagee, as Landlord shall specify, such financial, legal and business information concerning any of the events described in Section 17.1 as Landlord may request.

                                   ARTICLE 18
                                 RECONSTRUCTION

     18.1 Insured Casualty. Should the Premises be damaged by fire, or other perils covered by Landlord's insurance, Landlord shall undertake to make repairs to the building and improvements and restore the same to substantially the same condition as they were in immediately preceding such damage or destruction, provided that Landlord receives sufficient insurance proceeds to pay the cost of such repairs. If Landlord does not receive sufficient insurance proceeds, then Landlord may, at its option, elect to make the repairs within a reasonable time.

Such work shall be done as rapidly as conditions permit. In the event such damage is so slight as not to interfere substantially with Tenant's use of the Premises, there shall be no abatement of rent. Should the Tenant's merchandise, Fixtures, Improvements or Personal Property be damaged by fire, or other perils covered by Tenant's insurance pursuant to Section 12.3, Tenant shall undertake to restore such merchandise, Fixtures, Improvements or Personal Property to substantially the same condition as they were in immediately preceding such damage or destruction. In the event of a total destruction of the Premises so that the Premises are rendered unusable, either party shall have the right to terminate this Lease. If the parties to this Lease cannot agree upon the extent and amount of such damage or destruction, Landlord shall promptly designate a certified architect, registered engineer, or licensed building contractor who shall determine such matters, and the determination of such architect, engineer, or contractor shall be final and binding upon the parties to this Lease.

     18.2 Construction Provisions. In the event of any Reconstruction of the Premises under this Article 18, Landlord shall, to the extent of available insurance proceeds, repair or rebuild such building and improvements to substantially the same condition they were in immediately preceding such damage or destruction. Tenant shall, within ten (10) days after receipt of written notice from Landlord, pay the amount of any deductible under the insurance policy on the Premises into a fund to be used to pay the cost of such repairs. Where appropriate, Tenant shall pay only Tenant's pro rata share of such deductible based on the square feet of the Premises (as identified in Section 1.2) compared to the total rentable square footage of the building(s) being repaired. Tenant shall, to the extent of available insurance proceeds repair or replace its Personal Property situated upon the Premises which may have been damaged or destroyed by such cause as may in the opinion of Tenant be necessary for the resumption by Tenant of its business upon the Premises.

     18.3 Abatement of Rent. In the event of Reconstruction as herein provided, the Minimum Annual Rental set forth in Article 1 shall be abated, to the extent rental income insurance is received by Landlord, proportionately with the degree to which Tenant's use of the Premises is impaired, commencing from the date of destruction and continuing during the period of such Reconstruction and replacement specified in Section 18.2. Tenant shall continue the operation of its business on the Premises during any such period to the extent reasonably practicable from the standpoint of prudent business management, and the obligation of Tenant to pay Percentage Rental and Additional Rent shall remain in full force and effect. Tenant shall not be entitled to any compensation or damages from Landlord for loss of use of the whole or any part of the Premises, the building of which the Premises are a part, Tenant's Personal Property, or any inconvenience or annoyance occasioned by such damage, Reconstruction or replacement. Tenant hereby waives any statutory rights of termination which may arise by reason of any partial or total destruction of the Premises which Landlord is obligated to restore or may restore under any of the provisions of this Lease.

     18.4 Release of Liability. Upon any termination of this Lease under any of the provisions of this Article 18, the parties shall be released thereby without further obligation to the other party coincident with the surrender of possession of the Premises to Landlord, except for items which have theretofore accrued and are then unpaid. In the event of termination, all proceeds for Tenant's insurance, but excluding proceeds for Tenant's merchandise and Personal Property, shall be disbursed and paid to Landlord.

     18.5 Uninsured Casualty. In the event the Premises are damaged by any flood, earthquake, act of war, nuclear reaction, nuclear radiation or radioactive contamination, or any other casualty not covered by Landlord's insurance, Landlord shall have the election, and shall within ninety (90) days following the date of such damage give Tenant written notice of Landlord's election either to commence Reconstruction of the Premises and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect or not to perform such Reconstruction of the Premises, in which event this Lease shall cease and terminate not later than sixty (60) days after Landlord's notice of its election to terminate.

     18.6 Major Destruction. Notwithstanding any of the foregoing provisions of this Article 18, should there be a partial or total destruction of the Property at any time after the Effective Date, Landlord shall have the right to terminate this Lease on written notice to Tenant within thirty (30) days after such destruction.

                                   ARTICLE 19
                                  CONDEMNATION

     19.1 Condemnation. If more than twenty-five percent (25%) of the Premises is taken or sold under such threat, either Landlord or Tenant may terminate this Lease as of the date that the condemning authority takes possession by delivery of written notice of such election within twenty (20) days after such party has been notified of the taking or, in the absence thereof, within twenty (20) days after the condemning authority shall have taken possession.

     19.2 Continuation of Lease After Condemnation. If this Lease is not terminated by Landlord or Tenant, it shall remain in full force and effect as to the portion of the Premises remaining; provided, however, that the Minimum Annual Rental and Tenant's share of Operating Expenses shall be reduced in proportion to the reduction of the Gross Floor Area of the Premises. In such event, Landlord shall, at Landlord's expense, restore the Premises to a complete unit of like quality and character, except as to size, as existed prior to the date on which the condemning authority took possession; provided, however, that Landlord's obligation to restore the Premises is limited to the extent of condemnation proceeds received by Landlord.

     19.3 Allocation of Condemnation Award. All awards for the taking of any part of the Premises or proceeds from the sale made under the threat of the exercise of the power of eminent domain shall be the property of Landlord, whether made as compensation for diminution of value of the leasehold estate, for the taking of the fee, or as severance damage; provided, however, that Tenant shall be entitled to any award for loss of or damage to Tenant's trade fixtures, and other removable personal property.

                                   ARTICLE 20
                          SALE OR MORTGAGE BY LANDLORD

     20.1 Sale or Mortgage. From and after the Effective Date, Landlord may at any time, without the consent of Tenant, sell, purchase, exchange, transfer, assign, lease or convey Landlord's interest in whole or in part, in the Lease, the Premises, the realty underlying the Premises and/or any portion of or interest in the realty or improvements in the Property (collectively referred to in Article 20 and 21 as "Sale").

     20.2 Release on Sale. From and after a Sale, Landlord shall be released from all liability toward Tenant and Tenant's successors and assigns arising from this Lease because of any act, occurrence or omission of Landlord occurring after such Sale, provided Landlord's purchaser or assignee expressly assumes Landlord's duties and covenants under this Lease.

     20.3 Estoppel Certificate. Tenant shall at any time during the term of this Lease, within five (5) days of written notice from Landlord, execute and deliver to Landlord a statement in writing, substantially in the form attached hereto as Exhibit E. Any such statement may be relied upon conclusively by any prospective purchaser or encumbrancer of the Premises. If Tenant fails to provide such estoppel certificate within five (5) days after Landlord's request, Tenant shall be deemed to have approved the contents of any such certificate submitted to Tenant by Landlord and Landlord is hereby authorized to so certify.

                                   ARTICLE 21
                            SUBORDINATION; ATTORNMENT

     21.1 Subordination. This lease is junior and subordinate to all ground leases, mortgages, deeds of trust, and other security instruments now or hereafter affecting the property of which the Premises are a part and to all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, first trustee or ground lessor elects to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and gives written notice thereof to Tenant, this Lease shall be deemed prior thereto. Within ten (10) days after the receipt of a written request from Landlord, from any first mortgagee or first deed of trust trustee or beneficiary of Landlord, or from any lessor of Landlord, Tenant will, in writing, subordinate its rights under this Lease to the lien or security interest of the first mortgage, the first deed of trust (including all future advances made thereunder, subsequent to the Effective Date of this Lease), or the interest of any lease in which Landlord is the lessee, as such may burden the Premises or any building hereafter placed upon the land of which the Premises are a part.

     21.2 Attornment. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises or the expiration or earlier termination of any ground lease or master lease in which Landlord is the lessee, Tenant shall attorn to the purchaser upon any such foreclosure or sale or the lessor of any such lease and recognize such purchaser or lessor as Landlord under this Lease.

     21.3 Subordination of Lease to Certain Agreements with Third Parties. Upon the request of Landlord, Tenant will subordinate its rights hereunder to any Declaration of Restrictions and Grant of Easements or any other operation and reciprocal easement agreement for access and parking between Landlord and the Owner(s) of any property located within or adjacent to the Property, or as may be required by governmental authority in connection with development of the Property, whenever, in the reasonable discretion of Landlord, it is determined that any such agreement would be beneficial to the use and operation of the Property.

     21.4 Execution of Documents. Tenant, upon request of any party in interest, shall execute promptly such instruments and certificates to carry out the intent of this Article 21 as shall be requested by Landlord. Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant any such instruments and/or certificates. If, within ten (10) days after the date of a written request by Landlord to execute such instruments, Tenant shall not have executed the same, Landlord may execute the same pursuant to the power of attorney granted in the preceding sentence.

                                   ARTICLE 22
                                 QUIET ENJOYMENT

     22.1 Landlord's Covenant. If Tenant is not in breach under the covenants made in this Lease, Landlord covenants that Tenant shall have peaceful and quiet enjoyment of the Premises without hindrance on the part of Landlord. Landlord will defend Tenant in the peaceful and quiet enjoyment of the Premises against claims of all persons claiming through or under the Landlord.

                                   ARTICLE 23
                                  HOLDING OVER

     23.1 Effect of Holding Over. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term of this Lease, such holding over shall, in the absence of a written agreement to the contrary, be construed as a tenancy from month to month, terminable on 30 days notice by either party, subject to all the conditions, provisions and obligations of this Lease insofar as they are applicable to a month-to-month tenancy. The Minimum Annual Rental payable during any period of holding over shall be equal to one hundred fifty percent (150%) of the Minimum Annual Rental payable during the period immediately preceding Tenant's holding over, plus Additional Rent (including Percentage Rental) at the same rates as would have otherwise been applicable if this Lease had been formally extended on the same terms and conditions contained herein. Nothing contained in this Article shall be construed as consent to Tenant's holding over. If Tenant fails to surrender the Premises upon the expiration or earlier termination of this Lease, Tenant shall indemnify Landlord against and hold Landlord harmless from any loss of rent that was payable by any succeeding tenant and any claims, demands, liability, damages or expenses resulting from such failure, including any claims made by any succeeding tenant.

                                   ARTICLE 24
                             LIMITATION OF LIABILITY

     24.1 Agreement by Tenant.

     (a) In consideration of the execution of this Lease by Landlord, Tenant agrees in the event of any actual or alleged failure, breach, or default hereunder by Landlord:

     (i) The sole and exclusive remedy shall be against the corporation and its corporate assets;

     (ii) No shareholder, officer or director of Landlord should be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the corporation);

     (iii) No service of process shall be made against any shareholder, officer or director of Landlord (except as may be necessary to secure jurisdiction of the corporation);

     (iv) No shareholder, officer or director of Landlord shall be required to answer or otherwise plead to any service of process;

     (v) No judgment will be taken against any shareholder, officer or director of Landlord;

     (vi) Any judgment taken against any shareholder, officer or director of Landlord may be vacated and set aside at any time without hearing;

     (vii) The covenants and agreements are enforceable both by Landlord and also by any shareholder, officer or director of Landlord.

     (b) Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

                                   ARTICLE 25
                                     NOTICES

     25.1 Notices. Whenever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall be in writing, mailed or delivered to the other party at the addresses specified in Article 1. Mailed notices shall be sent by United States Postal Service, certified or registered mail, postage prepaid and shall be deemed to have been given on the date posted by the United States Postal Service. Either party may, by written notice delivered pursuant to this provision, at any time designate a different address to which notices shall be sent.

                                   ARTICLE 26
                               GENERAL PROVISIONS

     26.1 Governing Law. The laws of the state in which the Property is located shall govern the validity, performance and enforcement of this Lease.

     26.2 Invalidity. If any provision of this Lease is determined to be void by any court of competent jurisdiction, such determination shall not affect any other provision of this Lease and such other provisions shall remain in full force and effect. If any provisions of this Lease are capable of two constructions, one which would render the provision void and one which would render the provision valid, the provision shall be interpreted in the manner which would render it valid.

     26.3 Payments. Except as may otherwise be expressly stated, each payment required to be made by Tenant shall be in addition to and not in substitution for other payments to be made by Tenant.

     26.4 Time of Essence. Time is of the essence of each and every provision of this Lease.

     26.5 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God; inability to obtain labor, materials or reasonable substitutes therefor, governmental restrictions, regulations, or controls, judicial orders, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, shall excuse the performance by such party for a period equal to that resulting from such prevention, delay or stoppage, except those obligations of Tenant to pay Minimum Annual Rental and Additional Rent pursuant to the terms of this Lease.

     26.6 Brokers. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation and/or execution of the Lease. In the event any broker other than the brokers acknowledged in writing by Landlord make claim for monies owed, Tenant shall hold Landlord harmless therefrom. Any such claims or demands or requests should be made subject to the indemnity provision of Section 12.1.

     26.7 Attorney's Fees. If either party commences any legal action or proceeding to enforce, interpret or construe this Lease, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and court costs, as determined by the court. "Legal action or proceeding" includes a declaratory relief action and any bankruptcy or insolvency proceedings. If Landlord is involuntarily made a party defendant to any litigation relating to this Lease or the Premises by reason of any act or omission of Tenant, then Tenant shall hold Landlord harmless from any loss, cost or expense, including reasonable attorney's fees and expenses as a part of the judgment resulting therefrom.

     26.8 Entire Agreement. This Lease and its exhibits contain all of the agreements and conditions made between the parties with respect to the hiring of the Premises and may not be modified orally or in any other manner other than by a written instrument signed by all the parties to this Lease.

     26.9 Liability of Successors. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto and all of the parties hereto shall be jointly and severally liable for the covenants contained herein.

     26.10 Nondiscrimination and Nonsegregation. Tenant hereby covenants by and for itself, its successors and assigns, and all persons claiming under or through them, and this Lease is made and accepted upon and subject to the following conditions:

     That there shall be no discrimination against or segregation of any person or group of persons, on account of sex, sexual orientation, marital status, race, color, creed, religion, national origin or ancestry in the leasing, subleasing, renting, transferring, use, occupancy, tenure or enjoyment of the property herein leased, nor shall Tenant itself, or any person claiming under or through it, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessees, subtenants, or vendees in the property herein leased.

                                   ARTICLE 27
                                    MARKETING

     27.1 Marketing. Tenant shall, at Landlord's option, either participate in a marketing fund ("Marketing Fund") or a merchants' association ("Merchants' Association") which shall be organized to market the Property. Landlord shall control and administer the Marketing Fund, if established, with advice from an advisory group comprised of representatives of various Property tenants. The activities of the Marketing Fund or the Merchants' Association, as the case may be, shall be financed by an annual budget based on an appropriate fiscal year. The annual budget shall be the sum of the following: the annual marketing charges of all tenants at the Property; plus the contributions of all Major Tenants and Pad Tenants pursuant to their separate agreements with Landlord. Fifteen percent (15%) of the budget shall be paid to Landlord as payment for administrative costs and expenses in connection with the administration and management of the Marketing Fund or Merchants' Association.

     27.2 Tenant's Marketing Charge. Tenant shall pay the Marketing Charge set forth in Section 1.5 hereof to Landlord if Landlord has established the Marketing Fund, or as dues to the Merchants' Association if Landlord has not established the Marketing Fund. Tenant shall pay the Marketing Charge in equal monthly installments, payable in advance commencing on the Rent Start Date and thereafter on the first day of each calendar month of each year. The amount of Tenant's Marketing Charge shall be adjusted annually in accordance with the provisions of Section 4.2, provided, however, that in no event shall the Marketing Charge increase in any one calendar year by more than five percent (5%) over the Marketing Charge for the previous calendar year, and provided, further, that notwithstanding the foregoing the Marketing Charge due from Tenant hereunder shall not increase during the first twenty-four (24) months of the Lease Term over the $1.50 per square foot provided in Section 1.5 hereof. In determining the annual increases for purposes of this Section 27.2, the Commencement Date shall be October 1 of the calendar year immediately preceding Tenant's initial opening for business in the Property and the Adjustment Date shall be October 1 during each calendar year of the Lease Term thereafter. The adjustment shall be effective as of the first day of the calendar year immediately following the Adjustment Date.

     27.3 Special Assessments.  In addition to the Marketing Charge described in
Section 27.2 hereof, Tenant agrees to pay to Landlord, as Additional Rent, the following special Marketing Assessments: (a) a Grand Opening Assessment in the amount set forth in Section 1.5 hereof; and (ii) a special promotional assessment, in an amount to be determined by Landlord, for the purpose of staging special promotions of the Property for the benefit of Tenant and all other tenants of the Property. Landlord shall notify Tenant and other tenants and occupants of the Property in writing of the budget Landlord has established for either such event, and such notice shall include both a description of the marketing program for the event and the per square foot marketing charge to be paid by Tenant therefor. The special promotion marketing assessments described in this Section 27.3 shall be due and payable by Tenant to Landlord within thirty (30) days of Tenant's receipt of written demand therefor from Landlord.

                                   ARTICLE 28
                               CONDITIONS TO LEASE

     28.1 Conditions to Lease. Notwithstanding anything herein to the contrary, this Lease is contingent upon Landlord obtaining financing for construction of the Property, and meeting all conditions and obtaining all approvals required by governmental authorities, and all other approvals necessary to implement the provisions of this Lease. If Landlord does not obtain such financing, meet all such conditions and obtain all such approvals, this Lease shall be terminated upon notice from Landlord to Tenant. In the event of any such termination, Landlord and Tenant shall have no further rights or obligations hereunder except those, if any, which accrued prior to the date of termination and except that Landlord shall return any deposits previously delivered from Tenant to Landlord pursuant hereto.

     IN WITNESS WHEREOF, the Landlord and Tenant have duly executed this Lease as of the day and year first above written.


TENANT:                                                       LANDLORD:

TOYS INTERNATIONAL, INC.,                                     LANDGRANT DEVELOPMENT UNLIMITED,
a California corporation                                      a California corporation


By:      /s/ Richard Brady                                    By:      /s/ Chris Smith
    Signature
                                                              Title:        Executive Vice President
    Richard Brady
    Name
                                                              By:      /s/ C. Samuel Marasco
                President
    Title                                                     Title:         President


By:      s/ James B. Frakes
    Signature

             James B. Frakes
    Name

                        Secretary
    Title




                                    ADDENDUM
                             OPTION TO EXTEND TERM


     THIS ADDENDUM is made a part of that certain Lease Agreement ("Lease") by and between LandGrant Development Unlimited, a California corporation ("Landlord") and TOYS INTERNATIONAL, INC., a California corporation ("Tenant"), dated as of ___July 13, 1999______. Unless otherwise defined or the context otherwise indicates, the terms used herein have the meanings defined in the Lease.

     Landlord hereby grants to Tenant the option to extend the Term of the Lease for two additional periods of five (5) years each (each an "Option Term"), subject to the following conditions:

     1. Method of Exercise of Option. Tenant shall exercise each option by delivering to Landlord written notice of its intent to exercise the applicable option not earlier than four (4) months, and not later than three (3) months, prior to commencement of the applicable Option Term. Tenant shall have no right to exercise its option during any time when Tenant is in default under the Lease including without limitation during any period of time when any monetary obligation due from Tenant to Landlord remains unpaid.

     2.  Commencement  of Option Term.  If the option is  exercised  pursuant to
Section 1 of this Addendum, the Option Term shall commence upon the expiration of the preceding Term, whether it be the expiration of the initial Term or the expiration of an extension of the Expiration Date pursuant to a previously exercised Option Term.

     3. Minimum Annual Rental. The Minimum Annual Rental during each Option Term shall be the amounts specified for such Option Term in Section 1.4 of the Lease.

     4. No Landlord's Work. In the event Tenant exercises the option, Tenant agrees to take the Premises in an "as is" condition with no obligation on the part of the Landlord to undertake any work with regard to the Premises.

     5. No Assignment. The option granted herein shall be personal to the original Tenant, may be exercised only by the original Tenant while it is occupying the Premises, and may not be exercised by or assigned to any party (including, but not limited to, any sublessee or lender) without the express written consent of Landlord. Upon assignment or subletting of this Lease, the option granted herein shall automatically become null and void.

     6. Failure to Timely Exercise. Tenant's failure to timely exercise the option for any Option Term shall nullify the option for all subsequent Option Terms.

     7. Insurance. Landlord shall have the right, as a condition to Tenant's exercise of any option granted herein, to require Tenant to: (a) increase the limit and coverage amount of any insurance Tenant is required to maintain pursuant to Section 12.3 of the Lease to an amount that Landlord, any superior mortgagee, or any superior landlord may, in its sole reasonable judgment, deem sufficient, and/or (b) purchase other insurance and/or endorsements in such amounts or types as Landlord, any superior mortgagee, or any superior landlord may reasonably require, and/or (c) provide Landlord with a certificate evidencing the increased coverage.

     8. General. All terms and conditions of the Lease shall remain in full force and effect during any Option Term, except that the provisions of this Addendum shall control over any inconsistent provisions of the Lease.


Landlord /s/ CSM, CSS                       Tenant    /s/ RB, JBF

                                   EXHIBIT B
                            DESCRIPTION OF PREMISES


     That certain space in the City of_______________, County of San Diego, State of California, containing approximately 10,000 square feet of Floor Area with a frontage of approximately feet and a depth of approximately feet. Said space is labeled Space #172 and is shown in that approximate location crosshatched on Exhibit A.

                               TENANT'S TRADE NAME

     Tenant shall operate the Premises only under the trade name of TOY CO.

     USE OF PREMISES

     Tenant shall not be deemed a Food Court Tenant at the Property. Tenant shall use the Premises solely for the operation of a toy store, and for no other use or purpose without Landlord's prior written, reasonable approval. Tenant shall sell a large variety of toys and agrees that Tenant shall not use the Premises in violation of any of the Restricted Uses (hereinafter defined). Without limiting the foregoing preclusions, Tenant specifically agrees that Tenant shall not sell pets or charge the public for entertainment (machines or activities or otherwise). Tenant agrees that its sale of bicycles shall be generally children's and family quality bicycles (and shall therefore not include high-end bicycles). Tenant further agrees that to the extent Tenant sells consumer electronics which are consistent with the operation of a toy store, the display of said electronics shall not exceed 400 square feet of the Premises. Tenant further agrees that in the event Tenant sells computer software, prerecorded audio and/or video records, discs, tapes and/or related devices, Tenant's Gross Sales from such items shall be less than fifteen percent (15%) of Tenant's total Gross Sales, and Tenant agrees that Tenant shall not rent such items. Tenant also agrees that in the event Tenant sells children's apparel, Tenant's Gross Sales from such items shall be less than ten percent (10%) of Tenant's total Gross Sales.

     Landlord shall give its reasonable approval to alternative or additional uses if said uses are (i) consistent with a "first-class promotional retail center", and (ii) not a Restricted Use at the time of request, and (iii) not the primary use of another tenant on the Property at the time of request where "primary use" shall mean that such other tenant operates fifty percent (50%) or more of its floor area for such use, or derives fifty percent (50%) or more of its Gross Sales from such use.

     Restricted Uses are any exclusive or restricted or objectionable uses ("Restricted Uses") Landlord has agreed to preclude or restrict pursuant to written agreement with another tenant or owner in the Property as of the Effective Date hereof or at any time prior to Tenant's addition of said use or Tenant's notice to Landlord of Tenant's proposed alternative use or which are precluded or restricted by the CC&R's referenced in Section 7.1 hereof, and as such preclusions or restrictions may be amended or expanded from time to time; provided, however, that Landlord shall not create a Restricted Use after the Effective Date that is inconsistent with Tenant's exclusive use described hereinbelow.

     Exclusive: So long as (i) Tenant's use of the Premises is for such purpose and (ii) Tenant is at such time open and operating in the Premises, Landlord shall not authorize the use of any space in the Shopping Center, other than the Premises, for the operation of a Competing Business.

     Competing business shall, for purposes hereof, mean: a toy store such as Play Co. Toys is operating as of the Effective Date, or such as is operated as of the Effective Date by stores like, but not limited to Toys R Us and Kabee Toys. "Toy store" for purposes hereof means a store selling a wide variety of toys and toy-type items but excludes (1) space leased to or owned by Major Tenants or Anchor Tenants of the Shopping Center which, for purposes of this Exhibit B, shall be defined as any space of 15,000 square feet or more; (2) any business which specializes in selected items or categories of items sold in a toy store such as, but not limited to: bicycle stores, game stores, hobby stores, doll stores, records/tapes/CD stores, computer stores, electronics stores (such as Radio Shack), or consumer electronics stores (such as Circuit
City), sports cards stores, crafts stores and teacher's supply stores; and (3) any store with a floor area of 3,000 square feet or less.

                                   EXHIBIT D
                               GUARANTY OF LEASE

     WHEREAS, a certain Lease of even date herewith has been, or will be, executed:

   a.             Name of Property:                  International Gateway of the Americas
   b.             Landlord:                          LandGrant Development Unlimited, a California corporation
   c.             Tenant:                            Toys International, Inc., a California corporation
   d.             Effective Date:                             _________________________
   e.             Space No.:                                  Space #172

     WHEREAS, the Landlord under said Lease requires as a condition to its execution of said Lease that the undersigned (herein referred to as "Guarantor") guarantee the full performance of the obligations of Tenant under said Lease, and

     WHEREAS, Guarantor is desirous that Landlord enter into said Lease with Tenant,

     NOW, THEREFORE, in consideration of the execution of said Lease by Landlord, Guarantor hereby unconditionally guarantees the complete and timely performance of each and all of the terms, covenants and conditions of said Lease to be kept and performed by said Tenant, including the payment of all rentals and other charges to accrue thereunder. Guarantor further agrees as follows:

     1. That this Guaranty shall continue in favor of Landlord notwithstanding any extension, modification, or alteration of said Lease entered into by and between the parties thereto, or their successors or assigns, notwithstanding any assignment of said Lease, with or without the consent of Landlord, and no extension, modification, alteration or assignment of the above referred to Lease shall in any manner release or discharge Guarantor and it does hereby consent thereto.

     2. This Guaranty will continue unchanged by any bankruptcy, reorganization or insolvency of Tenant or any successor or assignee thereof or by any disaffirmance or abandonment by a trustee of Tenant;

     3. Landlord may, without notice, assign this Guaranty of Lease in whole or in part and no assignment or transfer of the Lease shall operate to extinguish or diminish the liability of Guarantor hereunder.

     4. The liability of Guarantor under this Guaranty shall be primary and, in any right of action which shall accrue to Landlord under the Lease, Landlord may, at its option, proceed against Guarantor without having commenced any action or obtained any judgment against Tenant.

     5. Guarantor shall pay Landlord's reasonable attorney fees and all costs and other expenses incurred in any negotiations, action or proceeding commenced to enforce this Guaranty; and

     6. Guarantor hereby waives notice of any demand by Landlord as well as any notice of Tenant's default in the payment of rent or any other amounts contained or reserved in the Lease.

     The use of the singular shall include the plural. The obligation of two (2) or more parties shall be joint and several. The terms and provisions of this Guaranty shall be binding upon and inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties herein named.

     IN WITNESS WHEREOF, Guarantor has caused this Guaranty of Lease to be executed as of the Effective Date of the above-mentioned Lease.

GUARANTOR OF LEASE:
PLAY CO. TOYS & ENTERTAINMENT CORPORATION, a California corporation

By:_____________________________________                            By:_____________________________________
Title:_____________________________________                         Title:_____________________________________


     NOTE: If Guarantor is a corporation, its authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. This Guaranty must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, shall be attached to this Guaranty. Also, the appropriate corporate seal should be affixed hereto.

                                   EXHIBIT E
                          TENANT ESTOPPEL CERTIFICATE

RE:      Premises:
         Lease Dated:
         Amendment(s) Dated:
         Between (Landlord) and (Tenant)
         Square Footage Leased:
         Floor(s)/Suite #(s):

     The  undersigned,   Tenant  under  the  above-referenced  lease  ("Lease"),
certifies to the following:

     1. The Lease constitutes the entire agreement between Tenant and Landlord with respect to the Premises, has not been modified, changed, altered or amended and is in full force and effect in the form attached as Exhibit A. There are no other agreements, written or oral, which affect Tenant's occupancy of the Premises.

     2. We have taken possession of and accepted the Premises described above, except as follows:

     3. The lease terms as described below are true and accurate, and the Lease is in full force and effect:

Minimum Annual Rental: ________________________________________ per year
Escalations: ________________________________________
Abated Rent: ________________________________________
Commencement Date: ________________________________________
Rent Start Date: ________________________________________
Operating Expense Start Date: ________________________________________
Expiration Date: ________________________________________
Renewals: ________________________________________
Except as specified in Section(s) ______________________ of the Lease (copy attached), we have no option or right to cancel the Lease or to lease additional space in the Premises or the Property.

     We have made no agreement with Landlord or any agent, representative or employee of Landlord concerning free rent, partial rent, rebate of rental payments or any other similar rent concession except as specifically set forth above.

     We are not entitled to any credit against any rent or other charge under the Lease except as set forth in the Lease. No rental payments have been made more than one month in advance.

     4. No part of the Premises has been subleased, and Tenant's interest in the Lease has not been assigned or encumbered except as follows:

     We have no option or preferential right to purchase all or any part of the Premises (or the land of which the Premises are a part). We have no right or interest which respect to the Premises or the Building other than as Tenant under the Lease.

     5. The rent has been paid through:

     6. The security deposit is

     7. All insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid.

     8. We represent and warrant that we have not used, generated, released, discharged, stored or disposed of any Hazardous Materials (as such term is defined in the Lease) on, under, in or about the Premises or the Property. We have no actual knowledge that any Hazardous Materials are present, or have been used, generated, released, discharged, stored or disposed of by any party, on, under, in or about the Premises or the Property.

     9. We are not in default of our obligations under the Lease. Landlord, to the best of our knowledge, is not in default of its obligations under the Lease. There exists no defense or counterclaim to rent or other sums required to be paid by us under or pursuant to the Lease.

     If Tenant is a corporation, the undersigned is a duly appointed officer of the corporation signing this certificate and is the incumbent in the office indicated under his/her name. In any event, the undersigned individual is duly authorized to execute this certificate.

Date:____________________, 199___                                      Signed:          ______________________________________
                                                                       (Signature)
                                                                       (Print Name & Title)


                                   EXHIBIT F
                                 SIGN CRITERIA

                           To be Provided by Landlord



                                   EXHIBIT G


WHEN RECORDED RETURN TO:

----------------------------------------
c/o LandGrant
12625 High Bluff Drive, Suite 212
San Diego, CA 92130

Attn: __________________________________



                             SUBORDINATION AGREEMENT

     , Tenant named in that certain Lease dated , 19 , wherein Tenant leases from , as Landlord, certain premises which are part of a Property known as , the location of said Property being more particularly described in Exhibit "A" attached hereto and made a part hereof, hereby subordinates said Lease and its
interest       in       said        premises        to       that        certain
_____________________________________________________ dated _______________ , 19
, entered into by and between , , and recorded on , 19 , under File No. Page No. in the Official Public Records of the County of , State of .

Dated this   day of  ,  19  .

                                 TENANT: _______________________________________



                                         By: ___________________________________
                                        Title: _________________________________


                                         By: ___________________________________
                                        Title: _________________________________


                                                       [NOTARIAL ACKNOWLEDGMENT]

                                   EXHIBIT H
                         CONFIRMATION OF TERM OF LEASE


   This Confirmation of Term of Lease is made ________________________, 19 ___, between LandGrant Development Unlimited, a California corporation, ("Landlord"), and TOYS INTERNATIONAL, INC., a California corporation ("Tenant"), who agree as follows:

     1. Landlord and Tenant entered into a lease dated ________________________, 19 ___, in which Landlord leased to Tenant and Tenant leased from Landlord the premises described in Paragraph 1.2 of the Lease (the "Premises").

     2. Pursuant to Paragraph 1.3 of the Lease, Landlord and Tenant agree to confirm the Commencement Date and Expiration Date of the Term, and the Rent Start Date, and Operating Expense start date as follows:

     a.  __________________________ 19 ___, is the Commencement Date of the Term
of the Lease;

     b. __________________________ 19 ___, is the Expiration Date of the Term of
Lease;

     c.  __________________________  19 ___,  is the Rent  Start  Date under the
Lease; and

     d.  __________________________  19,___,  is the  date for  commencement  of payments for Operating Expenses.


TENANT:                                                       LANDLORD:

TOYS INTERNATIONAL, INC.,                                     LANDGRANT DEVELOPMENT UNLIMITED,
a California corporation                                      a California corporation


By: _______________________________________                   By:_________________________________
    Signature
                                                              Title: _______________________________
    ----------------------------------------
    Name                                                      By:_________________________________

   _________________________________________                  Title: _______________________________
    Title


By: _______________________________________
    Signature

    ----------------------------------------
    Name

    ----------------------------------------
    Title




                                   EXHIBIT C
             PROVISIONS RELATING TO CONSTRUCTION OF TENANT'S STORE

SECTION I - GENERAL REQUIREMENTS

     1. As soon as practicable after the final drawings and specifications have been approved by Landlord and by all applicable governmental agencies, Landlord will, at its own cost and expense, commence the erection of a building covering the Premises, unless prevented or delayed by conditions over which Landlord has no control. It is expressly understood and agreed that the building upon the Premises may constitute a portion of a larger building. In the event that prior to commencement of construction of the building of which the Premises are a part, Landlord elects not to proceed with such construction, Landlord may terminate this Lease upon notice to Tenant, and both parties shall be forthwith released.

     2. When Landlord's architect (hereinafter "Project Architect") has completed drawings of the basic shell of the building (or if such drawings have already been completed, then concurrently with the execution of this Lease), Landlord shall deliver a floor plan of the Premises ("Floor Plan") to Tenant showing thereon the columns and other structural work in the Premises.

     3. Landlord will construct for Tenant an improved shell, all in conformity with and to the extent hereinafter set forth as "Landlord's Work". Tenant shall be responsible, at its own cost and expense, to complete the work hereinafter set forth as "Tenant's Work"; all Tenant's Work shall be completed to a good workmanlike condition.

     Tenant's plans shall be prepared with full knowledge of and in compliance with the Floor Plan, this Exhibit C and all City, County, State and Federal ordinances, rules and regulations relating thereto including, without limitation, the energy conservation requirements, if applicable, of the State in which the Property is located and the architectural and accessibility regulations issued by the United States Attorney General's office pursuant to Title III of the Americans with Disabilities Act of 1990 and the Minimum Guidelines and Requirements for Accessible Design issued by the Architectural and Transportation Barriers Compliance Board. All drawings for Tenant's Work, as described below, are to be prepared at Tenant's expense by an interior designer or space planner or, if required by governmental authorities, Tenant's architect who shall be licensed in the State in which the Property is located.

     Tenant agrees to submit to Landlord, within twenty (20) days after the later of Tenant's receipt of the Floor Plan or the Effective Date of the Lease, fully dimensioned and detailed 1/4" scale preliminary drawings showing general store layout.

     Within forty-five (45) days after the later of Tenant's receipt of the Floor Plan or the Effective Date of the Lease, Tenant agrees to submit to Landlord two (2) sets of fully detailed and dimensioned one-quarter inch (1/4") scale construction drawings. These drawings shall indicate the specific requirements of Tenant's space showing clearly, without limitation, the interior partitions, trade fixture plans, lighting, electrical outlets, plumbing, signs, size and locations of equipment to be installed on the roof, if any, state energy compliance calculations, handicap access requirements, structural calculations, samples, etc., and all other items set forth under "Tenant's Work".

     All drawings for Tenant's Work are subject to Landlord's and Project Architect's approval and in the event said drawings are not approved, for any reason whatsoever, within sixty (60) days after the later of Tenant's receipt of the Floor Plan or the Effective Date of the Lease, this Lease shall, at the option of Landlord, be null and void and of no further force or effect.

     Tenant shall be responsible for submitting construction drawings to the proper building authority (or health authority as applicable) to obtain a building permit. Fees for plan checking, processing, permitting, and any other fees relating to Tenant's Work shall be paid by Tenant. At Landlord's option the Premises shall be constructed by Landlord or Tenant's contractor in accordance with said drawings and both parties agree to pursue the construction work of said building diligently to completion, complying with all governmental ordinances, rules and regulations. Upon completion of all Tenant's Work, Tenant shall file for record in the Office of the County Recorder where the Property is located a Notice of Completion, as permitted by law.

     5. In the event Landlord agrees in writing to perform any of Tenant's Work, the following procedures and conditions apply:

     a. The cost of all requirements shown on Tenant's construction drawings are to be paid for by Tenant. Landlord shall submit a bid proposal to Tenant after Landlord approval of Tenant's construction drawing and Landlord's agreement in writing to perform Tenant's Work. Tenant shall have the right to approve all costs to be borne by Tenant pursuant to the provisions of this paragraph 5. Tenant shall notify Landlord in writing within ten (10) days after Tenant's receipt of the bid proposal that Tenant approves or disapproves the bid provided, however, that if Tenant does not so notify Landlord within such ten
(10) day period, Tenant shall be deemed to have approved such costs. The total amount of such costs to be paid by Tenant shall be delivered to Landlord prior to the commencement of construction of Tenant's Work.

     b. Any additional charges, expenses, or costs arising by reason of any subsequent change, modification, or alteration in said approved general plans and specifications ("change to plan") made at the request of Tenant or required by governmental authorities, including without limitation architect's fees or consultant's fees, shall be at the sole cost and expense of Tenant, and Landlord shall have the right to demand payment for such change to plan prior to Landlord's performance thereof. No change to plan shall be made without the written consent of Landlord. Landlord shall bear no costs in connection with the plans or fees related to, or construction of, Tenant's Work.

     6. The parties agree to cooperate with each other and to respond with required approvals or disapprovals with reasonable diligence in order to complete Landlord's Work and any Tenant's Work which Landlord agrees to perform pursuant to Section 5 of this Exhibit C by the Commencement Date described in
Section 3.1 of the Lease. Prior to occupancy of the Premises, Tenant shall pay Minimum Annual Rental at the rate specified in Section 1.4, prorated for the number of days completion is delayed for any of the following reasons:

     a. Tenant's failure to submit drawings within the time periods specified in
Section 3 of this Exhibit C. b. Tenant's request for changes in the plans and specifications or in the construction of the work; and/or c. Tenant's failure to pay any costs required of Tenant pursuant to this Exhibit C, within the time periods specified herein.

     7. Tenant may not require an exterior design, finish or construction other than one that has been approved by Landlord; and Landlord shall be entitled to erect and construct such exteriors in keeping with the overall plans and design of the Property. Tenant shall not be permitted to maintain or place on the building or upon the Premises any awnings or other exterior appendage except with written consent of Landlord.

     8. Tenant agrees that upon receipt of Landlord's Notice of Substantial Completion, as defined in Section 3.2, Tenant will accept the Premises in the condition which it may then be and waives any right or claim against Landlord for any cause, directly or indirectly, arising out of the condition of the Premises, appurtenances thereto, the improvements thereon and the equipment thereof; and Tenant shall thereafter save and hold harmless Landlord from liability as provided in Article 12 of this Lease. Landlord shall not be liable for any latent or patent defects therein; provided, however, that Landlord warrants the building against latent defects for a period of one year from completion.

     9. In the event Tenant enters into possession of the Premises for the purpose of performing Tenant's Work prior to the Notice of Substantial Completion and completion of Landlord's Work, such entry shall be deemed an acceptance by Tenant of substantial completion of the Premises, and in such event Tenant shall hold Landlord harmless and indemnify Landlord for any loss or damage to Tenant's property, fixtures, equipment and merchandise and for injury to any persons, unless same be caused by the gross negligence or willful misconduct of Landlord or its agents, and Tenant shall repair any damage done by Tenant or Tenant's agents, contractors, subcontractors, employees, vendors, or representatives to Landlord's Work.

     10. During the construction of Landlord's Work, Landlord agrees at Landlord's expense to obtain and maintain public liability and worker's compensation insurance adequate to fully protect Tenant as well as Landlord from and against any and all liability for death of or injury to person or damage to property caused in or about or by reason of the construction of Landlord's Work. Tenant agrees at Tenant's expense to obtain or maintain public liability insurance as set forth in Article 12.3 and worker's compensation insurance adequate to fully protect Landlord as well as Tenant from and against any and all liability for death of or injury to person caused in or about or by reason of the construction of Tenant's Work.

     11. Where final drawings are in conflict with this Exhibit C, the provisions of Exhibit C shall prevail.

     12. Upon actual completion of the building shell of which the Premises are a part, Landlord agrees to file for record in the Office of the County Recorder where the Property is situated a Notice of Completion, as permitted by law.

                  SECTION II - DESCRIPTION OF LANDLORD'S WORK

     The following is a description of the construction, and limitations of same, which will be provided by Landlord and herein referred to as "Landlord's Work".

     A. BASIC SHELL

     1. Frame: The building shall be of steel or wood frame, reinforced concrete, or bearing wall construction designed in accordance with governing building codes.

     2. Exterior Walls: The exterior walls shall be of masonry or such other material or materials as selected by the Project Architect.

     3. Floors: All floors on the ground floor area shall be a minimum three and one-half inch (31/2") concrete with smooth finish. Floor to be flat and on a single plane without visible depressions or raised areas.

     4. Roof: The roof shall be built-up composition type, single ply, or other commercial roofing material as selected by the Project Architect.

     5. Exterior Doors/Frames: Rear/side exterior exit door frame(s) will be hollow metal construction. Exterior service doors will be hollow metal with panic hardware.

     6. Exterior walls and roof will be insulated with Fiberglass batt insulation in accordance with building code and state energy requirements.

     7. Fire Service and Distribution: As required by building code, or otherwise at Landlord's option.

     8. Storefront: A standard store front shall be designed by Project Architect and installed by Landlord at its sole cost and expense. One single storefront door will be provided to each store unless otherwise shown on Floor Plan.

     B. INTERIOR FINISHES

     1. Ceilings: Ceilings to be 2' x 4' lay-in acoustical tile with an exposed T-bar suspension system. Clear height between floor slab and ceiling shall be governed by structural design and specified in the Floor Plan delivered by Landlord to Tenant.

     2. Walls: Demising walls between suites shall be framed of wood stud, metal stud, or masonry, and shall be unpainted drywall, finish taped and textured; they shall extend from floor to roof structure with drywall only on one side above the ceiling. Any interior partitions shall not be a part of Landlord's Work. The interior portion of the exterior walls shall be unpainted drywall, finish taped, and textured; drywall to extend 6" above ceiling height.

     3. Interior Doors/Frames: Interior door frames shall be wood or metal at the option of Landlord. Interior doors will be wood, hollow core, with lever hardware.

     C. SANITARY FACILITIES

     1. Two Toilet Rooms, each containing: One (1) standard lavatory, one (1) water closet, one (1) door with hardware, one (1) light fixture with fan, one
(1) electrical outlet, and sheet vinyl floor with topset base.

     D. UTILITIES

     1. Water and Sewer: Landlord will furnish water and sewer service lines for one toilet facility for each store. All installation required beyond these facilities shall not be a part of Landlord's Work. Cost of water used will be paid by Tenant.

     2. Electricity: Landlord shall furnish one (1) 100 amp subpanel within the Premises which shall include breakers appropriate for the scope of Landlord's Work and wiring stubbed to the subpanel and which shall be constructed to provide for separate metering. The meter shall not be a part of Landlord's Work. Landlord shall furnish seven (7) electrical convenience outlets, located as shown on Landlord's floor plans (including the electrical outlet shown in the toilet room). Two (2) additional interior ceiling outlets will be located above the storefront, if required by code.

     3. Telephone: Landlord shall furnish one (1) telephone conduit (without wires) from main telephone room for the building stubbed to Tenant's Premises.

     4. Lighting: Landlord shall furnish one two foot (2') by four foot (4') long recess mounted fluorescent light fixture per 112 square feet of Floor Area of the Premises arranged in accordance with Landlord's Floor Plan.

     5. All Tenant Illuminated Storefront signs shall be under central control of Landlord.

     6. Sprinkler Drops: Landlord shall furnish sprinkler heads as required by building code (excluding additional heads which may be required as a result of Tenant's Work).

     7. H.V.A.C.: Landlord will install a Landlord selected air conditioning unit, located on the roof complete with air distribution ductwork, air distribution outlets, fresh air supply, and thermostats as designed by the Landlord to suit the standard lease space requirements. Air conditioning tonnage shall be based on approximately one ton per 400 square feet, as dictated by state energy requirements and calculations, based on the standard Landlord improvement. One (1) ducted return vent shall be provided. Supply venting shall be as follows:

                  2 supply diffusers for 4 tons or less; 3 supply diffusers for 5 tons; 4 supply diffusers for 7 1/2 tons; and 6 supply diffusers for 10 tons.

     In the event that Tenant's use of the Premises requires fresh air, make-up air, and/or exhaust air for special equipment, cooking equipment, stock room areas, or show windows, and the like, Tenant will provide same at its sole cost and expense, subject to Landlord's prior approval.

SECTION III - DESCRIPTION OF TENANT'S WORK

     The work to be done by Landlord in satisfying its obligations to construct Tenant's store under the Lease shall be limited to that described in the foregoing paragraphs. All other items of work not therein provided for to be done by Landlord shall be provided by Tenant at Tenant's expense and are herein referred to as "Tenant's Work". Tenant acknowledges and agrees that if required by Landlord, Utility equipment and facilities included in Tenant's Work shall be procured from Utility providers specified by Landlord. Tenant's Work shall include, but not be limited to, the purchase and/or installation and/or performance of the following:

     1. Electric Fixtures and Equipment: All electrical work for the Premises not specifically stated under Landlord's Work to be performed by Tenant including without limitation any additional convenience outlets or circuit breakers.

     2. Utility Meters and Connections: All Utility meters, connections and hookup fees, assessments, front footage charges and any other fees or charges for Utilities serving the Premises shall be paid by Tenant. Tenant shall apply for and arrange for installation of all meters.

     3. Telephones: All wiring from the main telephone room to the Premises and within the Premises. All conduits for Tenant's telephone system in the Premises. Tenant shall make all arrangements for telephone service.

     4. Walls: All interior partitions and curtain walls within the Premises, except as provided by Landlord under Landlord's Work.

     5. Coves and Ceilings: All special coves, ceilings, furring, etc.

     6. Furniture and Fixtures: All store fixtures, cases, wood paneling, cornices, etc.

     7. Show Window Background, Floors, Etc.: All show window floors, show window background, show window lighting fixtures, and show window doors.

     8. Floor Coverings: All floor coverings and floor materials (including wall base) other than concrete (except as Landlord is required to provide in the toilet room as Landlord's Work).

     9. Ornamental Stairs: All ornamental or other stairs not required by governing building codes.

     10. Alarm Systems, Etc.: All alarm systems or other protective devices.

     11. Plumbing: All plumbing, either roughing in fixtures, or equipment required for Tenant's needs.

     12. Special Ventilation: All ventilation systems, hoods, ducts, shafts, and chases, including show window's ventilation.

     13. Special Equipment: All special equipment such as conveyors, elevators, escalators, dumb waiters, etc., including installation and connection.

     14. Interior Painting and wall coverings.

     15. Tenant's exterior sign. All Tenant signs shall be designed, constructed, and located in accordance with the approved sign plan, and shall be subject to the approval of Landlord, and local governing agency, all as more specifically described in Exhibit F to the Lease.

     16. Concrete Floors: Any special reinforcing, raised areas, insulated floor, or depressions.

     17. Roof: Framing of all roof openings in accordance with structural calculations as required by code. All flashing, counterflashing and roof repairs caused by the installation of Tenant's equipment shall conform to the project's roofing specifications and such work shall be paid for by Tenant, but shall be performed by the project's original roofing contractor.

SECTION IV - CONDITIONS RELATED TO PERFORMANCE OF TENANT'S WORK

     If Tenant's Work is performed by anyone other than Landlord's contractor, the following items shall apply; said items shall be incorporated as "Special Conditions" into the contract between Tenant and its contractor (with a copy of the contract to be furnished Landlord for Landlord's reasonable approval prior to the commencement by Tenant of Tenant's Work):

     1. Prior to start of Tenant's Work, Tenant or Tenant "s contractor shall provide Landlord with a construction schedule in "bar graph" form indicating the completion dates of all phases of Tenant's Work.

     2. Tenant or Tenant's contractor shall perform said work in a manner and at times which do not impede or delay Landlord's contractor in the completion of the Premises as provided in this Lease. Any delays in the completion of the Premises impacting the commencement of the Minimum Annual Rental and any damage caused by Tenant or Tenant's contractor shall be at the sole cost and expense of Tenant.

     3. Tenant or Tenant's contractor shall be responsible for the repair, replacement or cleanup of any damage done by him to other contractors' work which specifically includes Landlord's Work and accessways to the Tenant's Premises which may be currently used by others.

     4. Tenant shall accept the Premises prior to Tenant's contractor starting any trenching operations. Any rework of subbase or compaction required after Tenant initial acceptance of the Premises shall be done by Tenant's contractor, which shall include the removal from the Property of any excess dirt or debris.

     5. Tenant or Tenant's contractor shall contain his storage of materials and his operations within the Premises and such other space as he may be assigned by Landlord or Landlord's contractor. Should he be assigned space outside of the Premises, he shall move to such other space as Landlord or Landlord's contractor shall direct from time to time to avoid interference or delays with other work.

     6. All trash and surplus construction materials shall be stored within the Premises and shall be promptly removed from the Property at the sole cost of Tenant or Tenant's contractor. Once the Property is open and operating, no Common Area trash containers shall be used for construction debris.

     7. Tenant or Tenant's contractor shall provide temporary utilities, portable toilet facilities and potable drinking water as required for his work within the Premises and shall pay to Landlord or Landlord's contractor the cost of any temporary utilities and facilities provided by Landlord or Landlord's contractor at Tenant or Tenant's contractor's request.

     8. Tenant or Tenant's contractor shall notify Landlord or Landlord's Project Manager of any planned work to be done on weekends, holidays or other than normal job hours.

     9. Tenant and Tenant's contractor are responsible for compliance with all applicable codes and regulations of duly constituted authorities having jurisdiction insofar as the performance of the work and completed improvements are concerned for all work performed by Tenant or Tenant's contractor and all applicable safety regulations established by the general contractor for the Property, and Tenant further agrees to save and hold Landlord harmless for said work as provided in Article 12 of the Lease. Prior to commencement of construction, Tenant shall submit to Landlord evidence of insurance as required in Article 12 of the Lease.

     10. Tenant's contractor or subcontractors shall not post signs on any part of the Property or on the Premises.

     11. Notwithstanding the provisions herein, Tenant shall be responsible for and shall obtain and record a Notice of Completion promptly following completion of Tenant's Work.

     12. Prior to the commencement of construction, Tenant shall obtain or cause its contractor to obtain payment and performance bonds covering the faithful performance of the contract for the construction of Tenant's Work and the payment of all obligations arising thereunder. Such bonds shall be for the mutual benefit of both Landlord and Tenant and shall be issued in the names of both Landlord and Tenant as obligees and beneficiaries. Prior to the date Tenant commences construction of Tenant's Work, Tenant shall submit evidence satisfactory to Landlord that such bonds have been issued.

                             ADDENDUM to EXHIBIT C
                             CONSTRUCTION ALLOWANCE


     Notwithstanding anything to the contrary contained in this Exhibit C, Landlord agrees to contribute the sum of Eighty Thousand Dollars ($80,000.00) ("Construction Allowance") toward the cost of Tenant's Work ("Costs"), except that said sum shall not in any event be applied toward costs of preparing the space plans, the Final Plans and the working drawings; engineering and architectural fees; costs of governmental permits and plan check fees; testing and inspection costs; bonds.

     As soon as reasonably possible after completion of working drawings, Tenant shall prepare and deliver to Landlord a firm breakdown of Costs. Landlord shall deliver its written approval or disapproval of the Costs to Tenant within three
(3) business days after receipt. If Landlord performs the Tenant Work, the Costs payable by Tenant which exceed the Construction Allowance shall be delivered to Landlord prior to the date specified by Landlord for commencement of construction.

     If Tenant performs the Tenant Work, upon written request, Landlord shall pay Tenant the Construction Allowance within thirty (30) days after the latest date on which any contractor, subcontractor, materialman or laborer of Tenant may record a valid mechanics' lien against the Premises and/or Property with respect to Tenant's Work and after the Tenant has opened for business and delivered to Landlord the following:

     1. An executed Tenant's Certificate substantially in the form of Exhibit H;

     2. A copy of the "Certificate of Occupancy";

     3.  A  copy  of  Tenant's  recorded,   valid  "Notice  of  Completion,"  if
applicable;

     4. A complete list of the names, addresses, telephone numbers and contract amount for all contractors, subcontractors, vendors and/or suppliers providing materials and/or labor for Tenant's Work;

     5. Copies of all invoices from Tenant's contractor, subcontractors, vendors and/or suppliers of labor and/or materials for Tenant's Work, which Tenant has paid;

     6. Copies of all mechanics' lien releases or other lien releases on account of Tenant's Work, which are notarized, unconditional and in such form as Landlord shall have approved;

     7. Copies of all building permits, indicating inspection and approval by the issuer of said permits; and

     8. An architect's certification that the Premises have been constructed in accordance with Tenant's Plans and are one hundred percent (100%) complete in accordance with this Exhibit C.

     The cost of any  additional  work  performed by Landlord for the benefit of
Tenant  shall  be  deducted  from  the   Construction   Allowance   before  said
Construction Allowance is paid to Tenant.

     Should Tenant fail to open for business  within the time limit set forth in
Article 3, Section 3.2 or otherwise be in default of its obligations under the Lease, or should Tenant fail to request payment of the Construction Allowance within one hundred twenty (120) days after its opening for business, then Landlord shall not be obligated to pay Tenant this Construction Allowance. In the event that the Lease is terminated as a result of Tenant's default pursuant to the provisions of Article 14 of the Lease, then, in addition to all other damages specified in Section 14.4 of the Lease, Landlord's damages shall include the unamortized cost of the Construction Allowance, (amortized on a straight-line basis over the initial Lease Term) with interest thereon at the interest rate specified in Section 14.7, from the Commencement Date of the Lease through the date of payment to Landlord.